Exhibit 10.8

MCA SIMPSONVILLE OPERATING COMPANY, LLC

LEASE AGREEMENT

THIS LEASE AGREEMENT is made and entered into this 3rd day of February, 2016 between MC-Simpsonville, SC-1-UT, LLC, a Utah limited liability company (the "**Landlord**") and MCA Simpsonville Operating Company, LLC, a Tennessee limited liability company (the "**Tenant**"):

W I T N E S S E T H:

1. **PREMISES**. In consideration of the rents and other covenants of this Lease, Landlord hereby agrees to acquire certain real property (the "**Land**") and to construct thereon, in accordance with this Lease, an approximately 38,500 square foot building to be known as Memory Care Simpsonville (the "**Building**") and lease the Land and Building (collectively the "**Premises**") to Tenant, and Tenant hereby agrees to lease said Premises from Landlord. The Land is more particularly described in Exhibit A hereto, which is shown on the Site Plan attached as Exhibit B hereto.

2. **TERM**.

(a) This Lease shall be effective upon full execution and delivery of a fully executed original of this Lease to Landlord and Tenant (the "**Effective Date**"). Landlord shall deliver possession of the Premises to Tenant upon "substantial completion" of the Landlord's Work, as such phrase is hereinafter defined. The date of such delivery is referred to herein as the "**Possession Date.**" Subject to the terms and conditions set forth herein, the initial term of this Lease (the "**Initial Term**") shall commence upon the Tenant's receipt of a final certificate of occupancy to use the space for the purpose set forth in this Lease (the "**Commencement Date**") and shall expire at midnight on the last day of the month in which the fifteenth (15th) anniversary of the Rent Commencement Date occurs. The "**Rent Commencement Date**" shall be the earlier of (i) 60 days following the date that Tenant obtains all necessary licenses and permits to accept paying residents at the Premises or (ii) six (6) months after the Commencement Date. Upon determination of the Rent Commencement Date, Landlord and Tenant agree to execute a document acknowledging the Rent Commencement Date in the form attached as Exhibit C.

(b) The Initial Term of this Lease and any extension thereof shall herein be referred to as the "**Term.**"

(c) Provided Tenant is not then in default hereunder beyond applicable periods of grace and/or notice and cure, Tenant may at its option renew this Lease for three successive five (5) year periods (each a "**Renewal Term**") commencing on the first day after the Initial Term or the then-previous Renewal Term, as applicable, upon all terms, conditions, and obligations set forth herein. Tenant shall provide Landlord with notice at least one hundred eighty (180) days before the expiration of the Initial Term or current Renewal Term, as applicable, if it desires to exercise any of said Renewal Terms.

3. **BASE RENT**

(a) Beginning on the Rent Commencement Date, Tenant agrees to pay to Landlord, without notice or demand as initial annual Base Rent, an amount equal to One Million Fourteen Thousand Four Hundred Thirty-six Dollars ($1,014,436.00), as adjusted in accordance with the provisions of subsection (b) below, payable in advance, in equal monthly installments of Eighty-four Thousand five Hundred Thirty-six Dollars ($84,536.00) Beginning on the first anniversary of the Rent Commencement Date and on each anniversary thereafter the Base Rent shall increase by two percent (2%) during the Initial Term and each exercised Renewal Term.

(b) Landlord and Tenant acknowledge that the initial Base Rent hereunder is calculated as a percentage (i.e., a pre-established rent multiplier constant) of the total hard and soft costs incurred by Landlord in connection with Landlord's acquisition of the Property and development thereof, including Landlord's Work (collectively, the "**Project Costs**"), and the initial Base Rent shown above in this Section 2 has been calculated as shown on Exhibit D-1 attached hereto. Upon completion of Landlord's Work, the parties shall recalculate the initial Base Rent based on the final actual Project Costs and the rent multiplier constant as shown on D-1 and shall enter into an amendment to this Lease in the form of Exhibit F attached hereto to document any necessary changes in the initial Base Rent which shall be effective as of the Rent Commencement Date (and, if applicable, retroactive thereto).

(i) Upon any change in the annual Base Rent payable hereunder with respect to any Lease Year, the monthly installments of Base Rent payable by Tenant shall automatically be adjusted to equal one-twelfth (1/12th) of the adjusted annual Base Rent amount.

(c) Base Rent shall be paid to Landlord at the notice address set forth herein. A prorated portion of the monthly installment (based on a thirty (30) day month) shall be paid in advance for any fraction of a month if the Term shall begin on any date except the first day of a month.

(d) As used herein, the term "rent" or "Rent" shall mean all sums payable by Tenant to Landlord hereunder.

(e) If Landlord does not receive any payment of Rent or additional rent on or before the fifth (5th) day following the day it is due, then Tenant shall pay a late fee ("**Late Fee**") equal to five percent (5%) of the amount overdue, to compensate Landlord for the loss of the use of the amount not paid and the administrative costs caused by the delinquency. Interest shall accrue on all sums not paid when due hereunder at the lesser of: (a) the highest rate allowed by law or (b) an interest rate equal to the Prime Rate as published in The Wall Street Journal from time to time plus five percent (5%) (the "**Interest Rate**"), from the due date until paid; provided that interest shall not be assessed on any Late Fee.

4. **ADDITIONAL RENT**.

(a) Triple Net Lease. The parties intend this Lease to be a "triple net lease", such that after the Rent Commencement Date, in addition to paying Base Rent, Tenant

shall be responsible for the cost and expense of: (i) all replacements, repairs, maintenance and appearance of the Premises (other than Landlord's warranty work during the first year following the Completion Date); (ii) all real estate Taxes and assessments attributable to the Premises; and (iii) all insurance required herein. Tenant shall also pay for its utilities following the Possession Date and the costs of operating Tenant's business on the Premises. Taxes insurance and any other amounts due from Tenant to Landlord under this Lease other than Base Rent are deemed "**Additional Rent**".

(b) Additional Rent and Base Rent shall be deemed "**Rent**". If Tenant fails to pay any Rent when due, after giving effect to any applicable grace periods, the unpaid amounts shall bear interest at the Interest Rate. Nothing contained herein shall be construed as to compel Landlord to accept any payment of Rent in arrears or late charges should Landlord elect to apply its rights and remedies available under this Lease or at law or in equity in an Event of a Default.

(c) Taxes. Landlord represents and warrants that the Premises will constitute a separate tax parcel. During the Term, Tenant shall pay directly to the taxing authority on or before the due date, the Taxes affecting the Premises. Landlord shall promptly, upon receipt, provide the tax bills for the Premises to Tenant. As used herein, "**Taxes**" shall mean and include all real estate taxes and/or assessments, ad valorem taxes, general and special assessments, any rental tax, and/or any and all other tax imposed upon or levied against the Premises, or any tax to the extent in substitution for any of the foregoing. In the case of general or special assessments, Tenant may pay the same in installments over the longest period allowed by applicable law, and only those installments (or partial installments) attributable to installment periods (or partial periods) falling within the Term of this Lease shall be included in Taxes. Tenant shall have the right to bring a contest or appeal the Taxes on the Premises in an effort to reduce such Taxes. Should any Taxes relate to or be payable over a period of time which encompasses all or a portion of the Term and either precedes or succeeds the Term, Tenant shall pay a pro rata share thereof based upon the portion of such Taxes due and payable during the Term. Notwithstanding the foregoing, Tenant shall pay any rental tax (i.e., sales tax on rents) monthly with its payment of Rent; and if required by Landlord's lender (or if required by Landlord due to a prior failure of Tenant to timely pay Taxes), Tenant shall pay to Landlord 1/12 of the estimated Taxes each month and Landlord shall pay the Taxes to the taxing authority. In such case, there shall be an adjustment between Landlord and Tenant after receipt of a copy of the paid tax bill to reflect Tenant's payment of the actual Taxes for such year.

5. PREMISES IMPROVEMENTS.

(a) Landlord shall, at its expense, commence and complete the construction of the Building and related improvements (the "**Landlord Work**") in accordance with the description of Landlord's Work as provided in Exhibit D. Landlord's Work shall be deemed substantially completed as set forth in Section 7 of Exhibit D. Upon substantial completion of the Premises and the Landlord's Work in accordance with Exhibit D, Tenant agrees to accept and take possession of the Premises subject to Landlord's obligation to promptly complete such construction and any remaining punch list items indicated on a punch list to be delivered to Landlord not later than thirty (30) days after Tenant takes possession of the Premises. In the event that Landlord fails to finish all

punch list items within said time, Tenant may (but is not obligated to do so) finish any items on behalf of Landlord and submit the bills to Landlord. If Landlord fails to reimburse Tenant for the expense thereof within ten (10) days of receipt of the paid bills and lien waivers for such work, then Tenant may deduct said amounts from the amount of Rent next due until the amount is satisfied. Following completion of the punch list items, Landlord shall warrant the Landlord Work for a period of one (1) year after the Possession Date, including latent defects of which Tenant shall notify Landlord within one (1) year following delivery of the Premises to Tenant with the Landlord Work substantially complete, and Landlord shall have the same corrected within a reasonable period. All plans, as well as the final budget for the Landlord Work shall be subject to Tenant's approval. A list of the final plans shall be attached hereto as an addendum to Exhibit D. Notwithstanding anything to the contrary contained in this Lease (including, without limitation, all exhibits hereto) or any construction criteria, in the event of any conflict or inconsistency between the plans and specifications (including, but not limited to, sign shop drawings), initial improvements to the Premises approved by Tenant, the terms of this Lease (including all Exhibits), or any construction criteria, the approved (by governmental authorities) plans and specifications shall control. In the event that Landlord-designated contractors are required in the Lease, any exhibits or lease criteria, the charge for such contractors shall be reasonable and competitive with the industry standard. In the event that Landlord fails to deliver the Premises to Tenant with the Landlord Work substantially complete 16 months from receipt of all necessary permits for such work (**"Outside Delivery Date"**), Tenant may elect to a) complete Landlord's Work and deduct the cost thereof against future Rent due.

(b) In the event Tenant elects to take or accept possession of the Premises prior to the substantial completion of Landlord's Work, Tenant agrees that prior to such taking of possession it shall deliver to Landlord the certificate of insurance or duplicate original of all policies of insurance required to be carried by Tenant pursuant to the terms of this Lease. Tenant agrees that it shall not interfere with or delay Landlord, its agents or employees, in the completion of the Landlord's Work. Tenant shall hold Landlord harmless from and against any claim or demand arising out of any injury to or death by any person or damage to property occurring in, on or about the Premises due to any cause whatsoever during the period of Tenant's possession of the Premises prior to the date that Landlord's Work have been substantially completed.

(c) Tenant shall have the right to choose the architectural firm to perform the architectural and engineering services for the Premises.

6. **USE**. The Premises shall be used for the purpose of an assisted living facility initially dedicated primarily to residents with Alzheimer's and other forms of dementia, and all ancillary and related support services. The Premises shall not be used for any illegal purposes, in violation of any regulation of any governmental body or in any manner to create any nuisance.

7. **INSURANCE**.

(a) Tenant shall deliver to Landlord certificates evidencing the existence and amounts of the insurance with loss payable and additional insured clauses as required herein. Tenant's obligations for all such insurance policies shall be applicable from and after the Commencement Date; it being expressly provided that Tenant shall not be

responsible for any insurance during the time from the Effective Date of this Lease up until the Commencement Date, i.e., during the construction phase of the improvements to the Premises being made directly by Landlord on a build-to-suit basis. Landlord shall either obtain or shall cause its own general contractor to obtain and maintain all insurance during the construction build-to-suit phase, including, without limitation, general liability, builder's risk, including insurance against damage, loss or theft of materials delivered to the construction site and not yet installed in the Premises and also furniture, fixtures and equipment that may from time to time be delivered to the construction site and received by Landlord (or its contractor), whether or not permanently installed, together with business interruption insurance to the extent available in the state in which the Premises are located, together with FEMA flood insurance if the Premises will be located in a flood zone. Tenant at its cost shall maintain at all times during this Lease and at all times when Tenant is in possession of the Premises, the following:

(i) Commercial general liability insurance, naming Landlord as an additional insured, with single limit coverage of not less than One Million Dollars ($1,000,000) per occurrence and Five Million Dollars ($5,000,000) cumulative, protecting Landlord and Tenant against any liability to any person whatsoever for injury to person or damage to property arising out of, or in connection with, the Tenant's use of the Premises or the condition of said Premises.

(ii) A policy or policies of insurance covering loss or damage to the Premises including Tenant's leasehold improvements. The insurance shall be in an amount not less than the full replacement value of the Building(s) against all perils of fire, extended coverage, vandalism, malicious mischief, and special extended perils ("All Risks," as such term is used in the insurance industry under an ISO Causes of Loss-Special Form Policy or its equivalent). In addition, Tenant shall, at Tenant's expense, obtain and keep in force during the term of this Lease a policy or policies of insurance covering loss or damage due to perils caused by earthquake and/or flood, if such building improvements to the Premises are located within a FEMA federally-insured flood zone, together with earthquake coverage to the extent the Premises are located in a seismic "earthquake zone" and to the extent that such insurance is readily available to the Premises.

(iii) Property insurance on all of its personal property, trade fixtures and equipment located on the Premises at full replacement cost with ISO special form coverage, or its equivalent.

(iv) Statutory worker's compensation as required by applicable law.

(b) The insurance policies required herein shall insure Landlord and Tenant and any agent or lender of the Landlord with respect to the Premises (including, the holder of any security deed encumbering the Premises) as their interests may appear, be written by a responsible insurance company licensed to do business in the State where the Premises are located and acceptable to Landlord, such approval not to be unreasonably withheld, and be in form and substance reasonably satisfactory to Landlord. No policy shall be cancelable or subject to reduction of coverage or other modification except after thirty (30) days prior written notice to Landlord and Landlord's lender.

(c) Upon taking or accepting of possession of the Premises, and thereafter at least thirty (30) days prior to the expiration of each such policy, Tenant shall deliver to Landlord a certificate of insurance of all policies required to be carried by Tenant hereunder, together with evidence satisfactory to Landlord of the full payment of the premiums therefor.

(d) If Tenant shall fail to carry the required insurance, Landlord may purchase such insurance and Tenant shall reimburse Landlord the cost of such insurance within fifteen (15) days after receipt of an invoice therefor.

8. **SERVICES.**

(a) Tenant shall pay for all public and other utilities and related services rendered or furnished to the Premises from and after the Possession Date and through-out the Term, including, but not limited to, water, sewer, gas, power, telephone and other utilities and services used on or provided to the Premises, together with any taxes, penalties, surcharges or the like pertaining thereto.

(b) Landlord shall not be liable for any interruption, discontinuance or failure of any utility service furnished to the Premises unless the interruption, discontinuance or failure has been caused by Landlord's negligent acts. Any such interruption, discontinuance or failure of any utility service to the Premises shall not give Tenant the right to withhold, reduce or abate the payment of the rent due Landlord under the terms of this Lease unless caused by Landlord's negligent acts, not cured within 24 hours after notice thereof, and Tenant is unable to operate in the Premises as a result thereof or Tenant's use is materially affected, in which case all Rent shall abate until the utility service is restored.

(c) Tenant, at its sole cost, shall provide its own janitorial services to be performed in the Premises during the Term.

9. **REPAIRS.**

(a) Subject to Landlord's one year warranty on Landlord's Work, Tenant, at its sole cost and expense, shall make any and all repairs, replacements, alterations and maintenance to the Premises. Landlord shall make available to Tenant any warranties it may hold on items that would otherwise be Tenant's responsibility under this Section. Landlord agrees to cooperate with Tenant in the enforcement of such warranties at no additional cost to Landlord; provided that if the same are not honored for any reason, Tenant shall not be relieved of its obligations hereunder. Landlord shall not be required to make any repairs, replacements, alterations or improvements to the Premises except as expressly set forth in the Lease unless caused by the gross negligence or willful misconduct of Landlord or its agents or employees and not covered by Tenant's insurance.

(b) Tenant shall not commit or allow any waste or damage to be committed on or to any portion of the Premises. At the expiration or termination of this Lease, Tenant shall deliver the Premises to Landlord in good order, condition and repair, ordinary wear and tear relative to Tenant's business, fire, casualty and condemnation excepted.

(c) In the event Tenant fails to promptly make or commence and diligently prosecute any repairs or replacements, or perform any alteration or maintenance required to be made by Tenant hereunder within thirty (30) days after notice thereof, Landlord may, at its option and at Tenant's expense, make the repairs or replacements and perform the maintenance for and on behalf of Tenant and Tenant shall, on or before thirty (30) days after notice, pay to Landlord all cost and expense incurred by Landlord in making such repairs and replacements and performing such maintenance.

10. <u>COMPLIANCE WITH LAWS, RULES AND REGULATIONS</u>.

(a) Tenant, at its sole cost and expense, shall promptly comply with all laws, ordinances, orders, rules and regulations of state, federal, municipal or other agencies or bodies having jurisdiction relating to the use, condition and occupancy of the Premises.

(b) Tenant represents and warrants that it will not, except in strict compliance with applicable law, on or about the Premises, make, store, use, treat, dispose of or permit the making, storage, use, treatment or disposal of any Hazardous Substances. Tenant covenants and agrees to comply at Tenant's sole cost and expense with all Environmental Laws as to Hazardous Substances brought on by Tenant. Tenant hereby covenants and agrees to indemnify and hold Landlord harmless from and against any and all loss, cost, damage, expense, claim, liability, civil fine and penalty, criminal fine and penalty, and expense, including, but not limited to, court costs and reasonable attorney's fees arising out of or in connection with Tenant's failure to comply with any Environmental Law. Tenant as used herein shall specifically include Tenant's employees, independent contractors and agents. The indemnity set forth herein shall survive the termination or natural expiration of this Lease.

(c) Landlord represents and warrants that it will not, except in strict compliance with applicable law, on or about the Premises, make, store, use, treat, dispose of or permit the making, storage, use, treatment or disposal of any Hazardous Substances. Landlord covenants and agrees to comply at Landlord's sole cost and expense with all Environmental Laws as to Hazardous Substances brought on by Landlord. Landlord hereby covenants and agrees to indemnify and hold Tenant harmless from and against any and all loss, cost, damage, expense, claim, liability, civil fine and penalty, criminal fine and penalty, and expense, including, but not limited to, court costs and reasonable attorney's fees arising out of or in connection with Landlord's failure to comply with any Environmental Law. Landlord as used herein shall specifically include Landlord's employees, independent contractors and agents. In the event Tenant discovers Hazardous Substances in the Premises during its initial fixturing of the Premises, not brought on by Tenant, Tenant shall notify Landlord and Landlord shall perform any such corrective actions necessary and required by law as quickly as is reasonably possible under the circumstances and restore the Premises to the condition existing immediately prior to the performance of such corrective actions. In the event Tenant has not yet opened for business in the Premises, the time period allocated for Tenant's fixturing of the Premises and the Commencement Date and all attendant obligations shall be extended for the number of days from the date of Tenant's notice to Landlord to the date Landlord has completed all of its corrective actions in accordance with all governmental regulations and until written evidence, satisfactory to Tenant has been furnished to Tenant, that (i)

the foregoing corrective actions have been accomplished and (ii) the Premises have been restored as aforesaid and are ready for the resumption of Tenant's fixturing.

(d) **"Hazardous Substances"** shall mean any hazardous waste or hazardous substance as defined in any federal, state, county, municipal, or local statute, ordinance, rule, or regulation applicable to the Premises, including, without limitation, the Environmental Laws. "Hazardous Substances" shall also include asbestos or asbestos-containing materials, radon gas, petroleum or petroleum fractions, urea formaldehyde foam insulation, transformers containing levels of polychlorinated biphenyls greater than 50 parts per million, whether or not defined as a hazardous waste or hazardous substance in any statute, ordinance, rule or regulation.

(e) **"Environmental Laws"** shall mean all federal, state and local laws, ordinances, regulations, and standards regulating or controlling hazardous wastes or hazardous substances, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. 9601, et seq.; the Hazardous Material Transportation Act, 49 U.S.C. 1801 et seq.; and the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq. Tenant

11. <u>ALTERATIONS AND IMPROVEMENTS</u>.

(a) Tenant shall not make or allow to be made any alterations, additions or improvements in or to the Premises without first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld, as long as the same are not structural in nature. Any alterations, additions or improvements to the Premises made by Tenant shall be performed in a good workmanlike manner and shall at once become the property of Landlord and shall be surrendered to Landlord on the expiration or termination of this Lease. Notwithstanding the foregoing, Tenant may make interior, non-structural alterations, additions, changes and improvements to the Premises without obtaining Landlord's consent, provided the aggregate cost thereof does not exceed $100,000.00 during any year. Tenant shall have the right, prior to the expiration of the Lease, to remove all of its personal property and trade fixtures, provided the Premises are restored to a neat, orderly and safe condition.

(b) Tenant shall have no authority, express or implied, to create or place any lien or encumbrance on the interest of Landlord in the Premises. Tenant agrees that it shall pay or cause to be paid all sums due and payable by Tenant on account of any labor performed or materials furnished in connection with any work performed on the Premises by or at the direction of Tenant and that it will save and hold Landlord harmless from and against any and all claims and demands based on or arising out of liens or claims for liens against the Premises or the right, title and interest of Landlord in the Premises arising out of work performed on the Premises by or at the direction of Tenant and any actions, suits and proceedings in connection with any such claim or demand and any and all loss, cost, damage, liability and expense incurred by Landlord in connection therewith, including attorney's fees and costs of litigation. In case any such lien shall be filed, Tenant shall satisfy and release such lien of record within twenty (20) days (or such shorter period as may be required by any mortgagee) after the earlier to occur of (i) receipt of notice thereof from Landlord; or (ii) Tenant's actual knowledge or notice of such lien filing. If Tenant shall fail to have such lien satisfied and released of record as provided herein,

Landlord may, on behalf of Tenant, without being responsible for making any investigation as to the validity of such lien and without limiting or affecting any other remedies Landlord may have, pay the same and Tenant shall reimburse Landlord on demand for such amount together with any other reasonable costs of Landlord, including reasonable attorneys' fees.

12. **CONDEMNATION**.

(a) In the event all or a substantial portion of the Premises are taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by private purchase in lieu thereof (herein collectively referred to as a "**Taking**") and the Taking would prevent or materially interfere with the use of the Premises for the purpose for which they are then being used, this Lease shall terminate and the rent shall be abated during the unexpired portion of the Term effective on the date the condemning authority takes possession of the Premises. A substantial portion is defined as any portion of the Premises, the taking of which renders the remaining portion of the Premises unsuitable for Tenant's intended purposes, or any taking of more than fifty percent (50%) of the square footage of the Building.

(b) In the event a portion of the Premises shall be subject to a Taking and this Lease is not terminated as provided above and Tenant, in its reasonable opinion, determines that the remaining Premises is suitable to conduct its business, and provided the award received is sufficient to pay for the cost of such restoration and construction, Landlord shall restore and reconstruct the Building and any other improvements situated on the Premises to the extent necessary to make the Premises tenantable. If the award is insufficient to pay for the cost of such restoration and reconstruction and Landlord does not elect to fund the shortfall, Tenant by notice to Landlord may terminate this Lease whereupon all rights and obligations under this Lease shall cease and terminate. The rent payable under this Lease for the unexpired portion of the Term shall be adjusted for the unexpired portion of the Term to such an extent as may be fair and reasonable under the circumstances.

(c) In the event of any Taking of all or a portion of the Premises, Landlord shall be entitled to receive all of the award made in connection with such condemnation proceeding, including, without limitation, any award for the value of the unexpired term of this Lease; provided, however, that Tenant shall have the right to claim and receive in condemnation compensation for moving expenses and business interruption expenses, should they be separately awarded and not reduce the award payable to Landlord. Tenant shall not be entitled to receive any award for the loss of its leasehold advantage.

(d) Notwithstanding anything contained in this Lease to the contrary, in the event any mortgagee of Landlord requires that the award received by Landlord in connection with a Taking be applied to such indebtedness, Landlord shall have the right to terminate this Lease by delivering notice of termination to Tenant whereupon all rights and obligations hereunder shall cease and terminate.

(e) If this Lease is not terminated after any taking and Tenant is forced to close any portion of the Premises in its sole reasonable judgment, while the same is being repaired and restored, then Base Rent, and all other rentals and charges shall abate, , in

proportion to the square foot of the Premises which is unusable until the earlier of (i) the date such Premises have been substantially repaired and restored, or (ii) the date Tenant reopens for business in the Premises or the portion thereof so damaged. After restoration, the Base Rent, and all other rentals and charges shall be reduced based on the percentage reduction in the floor area of the Premises.

13. **FIRE AND CASUALTY**.

(a) In the event the Premises are totally destroyed or partially damaged by fire, tornado or other casualty, Tenant shall immediately notify Landlord and shall, proceed with reasonable diligence to rebuild or repair the Building and other improvements within the Premises to substantially the same condition in which they existed prior to such damage. Tenant shall be entitled to utilize the entire insurance proceeds payable to Tenant as a result of any damage to complete the repairs of the Building and/or other improvements on the Premises; however, the insurance proceeds shall be held by Landlord's lender and disbursed to Tenant or Tenant's contractor in typical construction draws as the work is completed.

(b) There shall be no abatement of rent resulting from any damage or destruction of the Premises; however, Tenant shall have the right to carry business interruption insurance to cover the rent during any periods that Tenant is unable to operate due to such damage or destruction.

(c) Notwithstanding the foregoing, in the event the Premises are materially damaged or destroyed (i.e., 25 % or more) during the last two (2) years of the Term, either Landlord or Tenant shall have the right to terminate the Lease; provided Tenant shall have the right to nullify Landlord's termination if Tenant has and elects to exercise a Renewal Term hereunder. In the event of such a termination the entire insurance proceeds shall be payable to Landlord upon such termination.

(d) Notwithstanding anything contained in this Lease to the contrary, in the event any mortgagee of Landlord requires that the insurance proceeds received by Landlord in connection with any casualty be applied to such indebtedness, Landlord shall have the right to terminate this Lease by delivering notice of termination to Tenant whereupon all rights and obligations hereunder shall cease and terminate.

14. **WAIVER OF SUBROGATION**. Anything in this Lease to the contrary notwithstanding, Landlord and Tenant each hereby waives any and all rights of recovery, claim, action or cause of action against the other for any loss or damage that may occur to the Premises or any personal property of Landlord or Tenant, arising from any cause that (a) would be insured against under the terms of any property insurance required to be carried hereunder; or (b) is insured against under the terms of any insurance actually carried, regardless of whether the same is required hereunder. The foregoing waiver shall apply regardless of the cause or origin of such claim, including but not limited to the negligence of a party, or such party's agents, officers, employees or contractors. The foregoing waiver shall not apply if it would have the effect, but only to the extent of such effect, of invalidating any insurance coverage of Landlord or Tenant. Each party shall obtain any special endorsements, if any, required by their respective insurers to

evidence compliance with the aforementioned waiver. The foregoing waiver shall also apply to any deductible, as if the same were a part of the insurance recovery.

15. **HOLD HARMLESS**. Landlord shall not be liable to Tenant, its employees, agents, invitees, licensees or visitors or to any other person for any injury to person or damage to property on or about the Premises caused by the negligence or misconduct of Tenant, its agents, servants or employees or by any other person (other than Landlord, its agents, employees or contractors) entering the Premises under express or implied invitation by Tenant, or resulting from any breach of Tenant's obligations hereunder. Except for that which is caused by the negligence or willful misconduct of Landlord, its employees, contractors or agents, Tenant agrees to indemnify and hold harmless Landlord from and against any claim or demand arising out of any such damage or injury and any action, suit and proceeding in connection with any such claim or demand and any and all loss, cost, damage, liability or expense incurred by Landlord in connection therewith, including attorney's fees and costs of litigation. Except for that which is caused by the negligence or willful misconduct of Tenant, Landlord agrees to indemnify and hold harmless Tenant from and against any claim or demand arising out of any damage or injury and any action, suit and proceeding in connection with any such claim or demand and any and all loss, cost, damage, liability or expense incurred by Tenant as a result of the negligence or willful misconduct of Landlord, its employees, contractors or agents.

16. **QUIET ENJOYMENT**. Landlord represents to Tenant that it has full right and authority to execute and deliver this Lease and that Tenant, upon payment of the rents and performing each of the terms, conditions, covenants and agreements contained in this Lease, shall peaceably and quietly have, hold and enjoy the Premises during the Term without hindrance by Landlord.

17. **LANDLORD'S RIGHT OF ENTRY**. Landlord shall have the right, at all reasonable hours and upon reasonable prior notice, to enter the Premises for the purpose of inspecting or making repairs, alterations or additions required to be made hereunder, including but not limited to the right to perform environmental audits to ensure Tenant's compliance with the provisions of this Lease. Landlord shall use reasonable efforts not to interfere with the conduct of Tenant's business on the Premises in connection with such entry by Landlord. In the event of an emergency, Landlord may enter the Premises at any time. Notwithstanding anything contained in this Lease to the contrary, Landlord shall take all reasonable measures to minimize any interference with Tenant's business or to compromise the privacy of Tenant's residents and in the event Tenant is forced to close its business for a period of time exceeding twenty-four (24) hours due to the presence of Landlord, its agents, employees or contractors on or about the Premises pursuant to this Article or otherwise under this Lease, then rent shall abate for the duration of the closure. Upon termination of the presence of Landlord, or any authorized person on the Premises, such Landlord or authorized person shall restore the Premises to the condition immediately preceding. Landlord acknowledges that Tenant is subject to the provisions of the Health Insurance Portability and Accountability Act of 1996 and related regulations (**"HIPAA"**) and agrees to comply with the provisions of HIPAA and all applicable medical privacy laws in connection with Landlord's entry into the Premises

18. **ASSIGNMENT OR SUBLEASE**.

(a) Tenant shall not assign this Lease without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. A consent to

one assignment, subletting, occupation or use by another entity shall not be deemed to be a consent to any subsequent assignment, subletting, occupation or use by any other entity. Any assignment or subletting without the consent of Landlord as required hereunder shall be void. In the event of any approved assignment or subletting, Tenant shall nevertheless at all times, remain fully responsible and liable for the payment of the rent and for compliance with all of its other obligations, provisions and covenants under this Lease.

(b) Whether or not Landlord shall grant consent, Tenant shall pay Landlord's reasonable review and processing fees, as well as any reasonable legal fees incurred by Landlord, within thirty (30) days after written request by Landlord. Such fees shall not exceed $1,000.00.

(c) Notwithstanding the foregoing, Tenant shall have the right to assign this Lease, without Landlord's consent and without any charges, or additional fees, to (i) a parent company, (ii) a majority owned subsidiary, (iii) a subsidiary of Tenant's parent company, (iv) a company merging with Tenant, (v) a company resulting from a merger between Tenant and another company, (vi) any entity buying all or a portion of Tenant's assets or (vii) any entity that is owned by the substantially the same equity owners as the Tenant.

If Tenant is not publicly traded, Tenant will have the right to issue corporate stock or other ownership interests from time to time and to sell all of its outstanding corporate stock or other ownership interests to a single purchaser in a single transaction, if each of the following conditions is satisfied for any such sale: (a) Tenant is not in default under this Lease beyond any applicable cure period; (b) Tenant shall give Landlord prior written notice of the transaction; (c) immediately following the conclusion of the transaction, Tenant will have a net worth not less than Tenant's net worth as of the date of this Lease; and (d) the Premises will continue to be operated for the permitted use set forth or such other use that Landlord reasonably agrees to.

Tenant shall have the right without the consent of Landlord to sublease any part of the Premises, provided the use provisions of this Lease shall still apply.

19. **HOLDING OVER**. In the event Tenant holds over after the expiration or termination of this Lease, Tenant shall be a tenant at will and all of the terms and provisions of this Lease shall be applicable during that period, except that Tenant shall pay to Landlord, as Base Rent, an amount equal to one hundred twenty-five percent (125%) of the Base Rent that would have been payable by Tenant had the period during which Tenant is holding over been a part of the Term. Tenant agrees to vacate and deliver the Premises to Landlord upon Tenant's receipt of notice from Landlord to vacate. The rent payable during the hold over period shall be payable to Landlord on or before ten (10) days after notice. No holding over by Tenant, whether with or without the consent of Landlord, shall operate to extend the Term. Notwithstanding the foregoing, if at the expiration of the term of the Lease, Landlord and Tenant are in the process of negotiating a new lease agreement for the Premises or an extension or renewal of the existing lease, then the 125% increase in the monthly installment of Rent shall not apply for a period not to exceed thirty (30) days, and the monthly installment of Base Rent during such holdover period shall be equal to the monthly installment of Base Rent payable during the last month of the Lease term.

20. **DEFAULT BY TENANT**. This Lease is made upon the condition that Tenant shall punctually and faithfully perform all of the covenants, conditions and agreements by it to be performed as in this Lease set forth. The following shall each be deemed to be an event of default (each of which is sometimes referred to as an "**Event of Default**" in this Lease):

(a) Tenant's failure to pay the Base Rent or any other sums within ten (10) days of receipt of written notice;

(b) Tenant's failure to observe or perform any of the other covenants, terms or conditions set forth in this Lease where said failure continues for a period of thirty (30) days after written notice thereof from Landlord to Tenant (unless such failure is curable, but cannot reasonably be cured within thirty (30) days and Tenant shall have commenced to cure said failure within thirty (30) days and continues diligently to pursue the curing of such failure until completed);

(c) The filing of a proceeding in bankruptcy or arrangement or reorganization with respect to Tenant pursuant to the United States Bankruptcy Code or any similar law, federal or state, including but not limited to:

(i) Tenant shall file a voluntary petition in bankruptcy or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state, or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant, or shall make any general assignment for the benefit of creditors, or shall admit in writing its inability to pay or shall fail to pay its debts generally as they become due; or

(ii) A court of competent jurisdiction shall enter an order, judgment or decree approving a petition filed against Tenant seeking any reorganization, dissolution or similar relief under any present or future federal, state, or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors or Tenant shall be the subject of an order for relief entered by such a court, and such order, judgment or decree shall remain unvacated and unstayed for an aggregate of sixty (60) days (whether or not consecutive) from the first date of entry thereof, or any trustee, receiver, custodian or liquidator of Tenant shall be appointed without the consent or acquiescence of Tenant and such appointment shall remain unvacated and unstayed for an aggregate of sixty (60) days (whether

(iii) or not consecutive).

21. **REMEDIES IN DEFAULT**. If an Event of Default occurs, Landlord may:

(a) Terminate this Lease, in which event Tenant shall immediately surrender possession of the Premises to Landlord.

(b) Terminate Tenant's right to possession of the Premises without terminating this Lease, in which event this Lease will continue in effect and Landlord shall have the right to collect Rent when due. Landlord may re-let the Premises for the

benefit of Tenant, and Tenant shall be liable immediately to Landlord for all costs Landlord reasonably incurs in re-letting the Premises, including without limitation, reasonable attorneys' fees, brokers' commissions, expenses of remodeling the Premises and like costs. Re-letting can be for a period shorter or longer than the remaining Term. Tenant shall pay to Landlord the Rent under this Lease on the dates the same is due, less any Rent the Landlord receives from any re-letting. Tenant shall have no right to any rent received by Landlord from such re-letting in excess of the Rent hereunder. No act by Landlord with respect to the Premises shall terminate this Lease, including but not limited to acceptance of the keys, institution of an action for detainer or other dispossessory proceedings; it being understood that this Lease may only be terminated by express written notice from Landlord to Tenant, and any re-letting of the Premises shall be presumed to be for and on behalf of Tenant, and not Landlord, unless Landlord expressly provides otherwise in writing to Tenant. Landlord shall use commercially reasonable efforts to re-let the Premises.

(c) In addition to Landlord's rights of self-help set forth elsewhere in this Lease, if Tenant at any time fails to perform any of its obligations under this Lease in a manner reasonably satisfactory to Landlord, Landlord shall have the right, but not the obligation, to perform such obligations on behalf of and for the account of Tenant and to take all such action to perform such obligations subject to the cure rights set forth herein. In such event, Landlord's costs and expenses incurred therein shall be paid for by Tenant forthwith as additional rent, upon demand therefor, with interest thereon from the date Landlord performs such work at the Interest Rate.

(d) In any action to enforce its rights hereunder or in any litigation concerning this Lease, Landlord shall be entitled to collect court costs, reasonable attorney's fees and all costs of collection, including but not limited to costs of depositions and expert witnesses.

(e) A termination of this Lease by Landlord or the recovery of possession of the Premises by Landlord or any voluntary or other surrender of this Lease by Tenant or a mutual cancellation thereof, shall not work as a merger and shall at the option of Landlord, terminate all or any existing franchises or concessions, licenses, permits, subleases, sub tenancies or the like between Tenant and any third party with respect to the Premises, or may, at the option of Landlord, operate as an assignment to Landlord of Tenant's interest in same.

(f) The rights given to Landlord in this Section are cumulative and shall be in addition and supplemental to all other rights or remedies that Landlord may have under this Lease, under laws then in force or in equity.

(g) All demands for rent and all other demands, notices and entries, whether provided for under common law or otherwise, that are not expressly required by the terms hereof, are hereby waived by Tenant.

22. DAMAGES UPON TERMINATION.

(a) If Landlord elects to terminate this Lease under the provisions of the preceding Section, Landlord may recover from Tenant damages computed in accordance with the following formula in addition to its other remedies:

(i) the worth at the time of judgment of any unpaid Rent which has been earned at the time of such termination; plus

(ii) the worth at the time of judgment of the amount by which the unpaid Rent which would have been earned after termination until the time of judgment exceeds any rent received from re-letting the Premises for such period; plus

(iii) the worth at the time of judgment of the amount by which the unpaid Rent for the balance of the Term after the time of judgment exceeds the fair market rental value of the Premises for such period; plus

(iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which, in the ordinary course of business would be likely to result therefrom, including but not limited to, the cost of recovering possession of the Premises, expenses of re-letting, including necessary renovation and alteration of the Premises, reasonable attorneys' fees, and the unamortized portion of (A) real estate commissions, if any, paid by Landlord in connection with this Lease, (B) all costs incurred by Landlord to improve the Premises, and (C) any additional amount furnished in the nature of an allowance (all of such amortization to be based on the assumption that such costs and expenses are amortized on a straight line basis over the initial Term).

(b) As used in subsections (a)(i) and (ii), the phrase "worth at the time of judgment" shall be computed by adding interest on all such sums from the date when originally due at the Interest Rate. As used in subsection (a)(iii), the phrase "worth at the time of judgment" is computed by discounting the sum in question at the Federal Reserve rate promulgated by the Federal Reserve office for the district in which the Premises is located. For the purposes of this Section, "Rent" for each year of the unexpired Term shall be the Base Rent and Additional Rent payable during the preceding year, together with any other continuously accruing expenses.

23. LANDLORD'S DEFAULT.

Landlord's failure, when required hereunder to perform any obligation of Landlord, if such failure continues for thirty (30) days after written notice from Tenant to Landlord of such default shall be an event of default, provided that if such failure cannot reasonably be cured by the end of such thirty (30) day period, Landlord shall not be in default if Landlord commences reasonable efforts to cure such failure within the thirty (30) day period and thereafter diligently prosecutes such cure to completion. If Landlord is in default, Tenant shall have the right to all remedies provided by law and equity or elsewhere in this Lease, including the right to injunctive or specific performance, or (in the event the default materially effects Tenant's use of the Premises) to terminate the Lease.

24. **WAIVER OF LANDLORD'S LIEN**. Landlord hereby waives all contractual and statutory liens against Tenant's property, improvements, equipment and merchandise. Landlord hereby acknowledges that Tenant may secure its trade fixtures and assign its leasehold interest as collateral in favor of a bona fide commercial lender and Landlord shall execute such instruments to evidence such subordination including any Landlord's Waiver and Consent To Assignments reasonably requested by Tenant.

25. **ATTORNEY'S FEES**. The prevailing party in any action between Landlord and Tenant shall be paid its reasonable attorney's fees by the losing party.

26. **BROKERS**. Both Landlord and Tenant agree that neither is being represented by any third party real estate broker.

27. **SIGNS**. Tenant agrees that no signs of any description shall be erected or painted in or about the Premises without Landlord's approval, which approval shall not be unreasonably withheld or delayed, and without the required approvals, if any, from the appropriate local authorities. Landlord will provide at Landlord's cost a building standard monument sign to be erected in front of the Building, designed according to Plans and Specifications approved by the Tenant.

28. **TENANT ESTOPPEL CERTIFICATE**. Upon taking possession of the Premises and periodically thereafter during the Term, Tenant shall, on or before twenty (20) days after notice from Landlord, deliver to Landlord a letter certifying (a) the Commencement Date; (b) that the Landlord's Work has been completed in accordance with this Lease; (c) that Tenant is in possession of the Premises; (c) the date to which the Base Rent and all other sums required to be paid by Tenant hereunder have been paid; (d) that Tenant has no knowledge of any default by either party under this Lease; and (e) such other items as Landlord's mortgagee or any prospective purchaser may reasonably require.

29. **RIGHTS OF MORTGAGEE**.

(a) Within ten (10) days of request by the Landlord or its designees, Tenant shall execute an instrument in form and content substantially similar to that attached hereto as Exhibit G subordinating its rights hereunder to the lien of any mortgage or deed of trust now or hereafter in force, against the Premises. In the event any proceedings are brought for foreclosure, or in the event of the exercise of any power of sale under any mortgage or deed of trust covering the Premises, Tenant shall attorn to the purchaser upon any such foreclosure or sale, and recognize such person as the Landlord under this Lease. The foregoing subordination and attornment are self-operative and no further instrument of subordination and/or attornment will be necessary unless required by Landlord or the holder of a mortgage or deed of trust. In addition, the holder of any such mortgage or deed of trust shall have the unilateral option of subordinating its interest thereunder to this Lease, and Tenant shall attorn to the purchaser upon any such foreclosure or sale and recognize such person as the Landlord under this Lease. Notwithstanding anything contained herein to the contrary, Tenant shall not be obligated to execute any document which increases its obligations or decreases its rights under this Lease or which restrict Tenant's use of the Premises for the purpose set forth herein; further, any mortgagee or successor in interest to the Landlord shall agree, in writing, to

recognize the Lease and not disturb Tenant's possession of the Premises as long as Tenant is not in default beyond any applicable notice or cure period.

(b) Tenant agrees to give any mortgage and/or deed of trust holders, as to all or a portion of the Premises, by registered mail, a copy of any notice of default served upon Landlord, provided that prior to such notice Tenant has been notified in writing (by way of notice or assignment of rents, or otherwise) of the addresses of such parties. Tenant agrees not to exercise any remedies available by virtue of Landlord's failure to cure a default within thirty (30) days after receipt of notice of default (or such additional time as may be reasonably necessary to cure such default) unless Tenant has also given such parties a reasonable opportunity to cure such default (including but not limited to foreclosure proceedings if necessary to effect such cure).

(c) Upon request from Tenant, Landlord shall make commercially reasonable efforts to obtain a non-disturbance agreement from any lender holding a security interest in the Premises in a form reasonably acceptable to Tenant which shall provide that Tenant's interest under this Lease will not be disturbed so long as Tenant is not in default hereunder beyond applicable notice and cure periods.

30. TENANT'S RIGHT OF FIRST REFUSAL.

(a) Throughout the Term, Tenant shall have a right of first refusal to acquire the Landlord's interest in the Premises. Accordingly, if Landlord desires to enter into any transaction whereby Landlord will transfer its interest in the Premises (to any party other than a related entity of Landlord, i.e. an entity that controls Landlord or is controlled by the entity that controls Landlord or an entity that is controlled by Landlord), (i) Landlord shall provide Tenant with a binding contract setting forth all of the terms and conditions of said transaction (an "**Offer**"), and (ii) Tenant shall have the right (the "**Right of First Refusal**") to acquire Landlord's interest in the Premises on the terms of the Offer. Tenant shall have fifteen (15) business days from its receipt of any Offer within which to exercise the Right of First Refusal. In the event Tenant does not notify Landlord that Tenant is exercising the Right of First Refusal within fifteen (15) business days after Tenant's receipt of any Offer, Landlord may proceed with the transfer of its interest in the Premises in strict accordance with the terms of such Offer; provided if there are any changes in such Offer, a new "Offer" will be deemed to have been made and Landlord will not be entitled to transfer its interest in the Premises until Landlord has complied with all of the terms of this Section 30 with respect to such new Offer. The rights granted to Tenant hereunder shall be ongoing and shall not be affected by Tenant's failure to exercise the Right of First Refusal on one or more occasions.

(b) No Offer shall (i) provide for any non-cash consideration to be received by Landlord as part of the purchase price for its interest in the Premises, (ii) include any property interest that are not a part of the Premises (e.g. a bulk sale), (iii) contain any provisions that are intended to frustrate or defeat the Tenant's Right of First Refusal or that only the proposed transferee is reasonably capable of satisfying; (iv) restrict the use of or otherwise encumber the Premises (or any portion thereof); or (v) require any alterations, additions, changes or improvements to the Premises. Any provisions of an Offer that violate the terms of this subsection shall be of no force or effect as between Landlord and Tenant.

(c) In the event Tenant does not exercise the Tenant's Right of First Refusal in connection with any Offer, this Lease (including, but not limited to, the rights granted Tenant under this Section 30) shall remain in full force and effect and Landlord and its successors and assigns (including, but not limited to, any purchaser of the Premises) shall remain bound hereby. Landlord and Tenant agree that any transfer of Landlord's interest in the Premises shall be made expressly subject to all of the terms, covenants and conditions of this Lease, including this Section 30.

(d) Any transfer of Landlord's interest in the Premises in violation of the terms of this Section 30 (an "**Invalid Sale**") shall, at the option of Tenant, be null and void. Tenant shall have the right to purchase Landlord's interest in the Premises upon the terms and conditions of any Invalid Sale. The payment of any Rent to a party who acquires Landlord's interest in the Premises or Tenant's treatment of such party as the "Landlord" under this Lease shall not be deemed to be a waiver of Tenant's rights under this Section 30.

(e) If Landlord shall receive an offer to transfer its interest in the Premises together with other property in the same transaction, Tenant shall have the right to purchase the Premises for the price allocated to the Premises without having to purchase the other property.

(f) For purposes hereof, if Landlord is an entity (such as, by way of example and not limitation, a corporation, general partnership, limited partnership or limited liability company) the transfer of a majority of the ownership interests (e.g. stock, partnership interests or membership interest) or voting rights in Landlord or any other arrangement that has substantially the same effect shall be deemed to be a transfer of Landlord's interest in the Premises and shall be subject to the terms of this Section 30, excluding (i) transfers of ownership interests in Landlord resulting from the death of the holder thereof; (ii) the issuance or transfer of stock, units, shares or other securities by a parent entity, whether through public or private offerings, including without limitation, the issuance of or transfer of stock, units, shares, or other securities by Landlord or an affiliate of Landlord, so long as such parent entity owns material assets other than its ownership interests in Landlord; or (iii) the transfer of an ownership interest in Landlord pursuant to a merger, reorganization, consolidation, or other similar transaction involving substantially all of the assets of Landlord to an affiliate of Landlord.

(g) The parties agree to enter into and record a memorandum of this Lease setting forth Tenant's rights under this Section 30.

31. <u>**SUCCESSORS AND ASSIGNS**</u>. This Lease (including the provisions of the exhibits hereto) shall be binding on and inure to the benefit of Landlord and Tenant and their respective heirs, personal representatives, successors and permitted assigns.

32. <u>**ENTIRE AGREEMENT**</u>. This Lease contains the entire agreement of the parties and there are, and were, no verbal representations, understandings, stipulations, agreements or promises pertaining to this Lease and not incorporated in this Lease. It is likewise agreed that this Lease may not be altered, waived, amended or extended except by an instrument in writing, signed by both Landlord and Tenant.

33. **NOTICES.**

(a) Any payments required to be made by Tenant to Landlord shall be paid to Landlord at the address set forth below, or at any other address within the United States as Landlord may specify from time to time by written notice.

(b) Any notice, approval or other communication that may be required or permitted to be given or delivered hereunder shall be in writing and shall be deemed to have been given, delivered and received if mailed or delivered to the party at the address set forth below (i) as of the date when the notice is personally delivered (to the general partner, if the addressee is a partnership or to any officer [if none is designated] if the addressee is a corporation); (ii) if mailed, in the United States Mail, certified, return receipt requested, as of the date that is three (3) days after the date of the postmark on such notice; and (iii) if delivered by courier or express mail service, telegram or mailgram where the carrier provides or retains evidence of the date of delivery, as of the date of such delivery.

Landlord: MC-Simpsonville, SC-1-UT, LLC
c/o Embree Asset Group, Inc.
4747 Williams Drive
Georgetown, TX 78633
Attn: Philip Annis

Tenant: MCA Simpsonville Operating Company, LLC
4009 Hillsboro Pike, Suite 211
Nashville, Tennessee 37215
Attn: Mike Gould

With a copy to:

Bradley Arant Boult Cummings LLP
1600 Division Street
Suite 700
Nashville, TN 37203
Attn: John W. Titus

(c) Landlord and Tenant may by notice to the other in the manner provided above, designate a different address for receiving notices under this Lease. A post office box shall not be the only notice address for a party. Any notice that is delivered to the notice address on a non-business day shall be deemed given the next business day if left at the notice address; or, if not left at the notice address, the next business day when re-delivered to the notice address. The refusal to accept delivery of any notice or the absence of anyone at a notice address to accept delivery shall not prevent any notice from being effectively given. A non-business day is a Saturday, Sunday or legal holiday generally observed in the city where notice is delivered.

34. **AUTHORITY**. Tenant does hereby covenant and warrant that it is a duly authorized and existing, that to the extent necessary, it is qualified to do business in the state in which the Premises are located, and that it has full right and authority to enter into this Lease, and that each person signing on behalf of Tenant is authorized to do so. Landlord does hereby covenant and warrant that it is a duly authorized and existing, that to the extent necessary, it is qualified to do business in the state in which the Premises are located, and that it has full right and authority to enter into this Lease, and that each person signing on behalf of Landlord is authorized to do so.

35. **SURRENDER**. Upon the expiration or earlier termination of this Lease, Tenant shall quit and surrender possession of the Premises to Landlord in good condition, reasonable wear and tear and damage by acts of God, the elements and unavoidable casualty excepted. Before surrendering possession of the Premises, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all non-permanently installed signs, furnishings, equipment, trade fixtures, merchandise, and other personal property installed or placed therein, and all debris and rubbish, and Tenant shall repair all damage to said Premises resulting from such removal.

36. **GUARANTY**. Tenant shall provide a Guaranty of this Lease to Landlord in the form attached hereto as Exhibit E (the "**Guaranty**") contemporaneously with the execution and delivery of this Lease by Tenant.

37. **TENANT/GUARANTOR FINANCIALS**. Tenant shall keep true, correct and complete books of accounts and records according to generally accepted accounting principles in connection with the business conducted in, on or from the Premises and shall provide Landlord with quarterly financial and operating statements. Tenant further agrees to provide Landlord, within thirty (30) days following request from Landlord, the Tenant's and Guarantors' most current audited financial statements for the corporate Guarantors as they become available, which are anticipated approximately one hundred twenty (120) days following calendar-year end. The individual Guarantors shall provide annual financial statements prepared in accordance with GAAP.

38. **MISCELLANEOUS**.

(a) The term "Landlord" as used in this Lease shall mean only the owner for the time being of the Premises during the Landlord's period of ownership of the Premises. Landlord shall have no personal liability with respect to any of the provisions of this Lease during Landlord's period of ownership of the Premises, and if Landlord is in default with respect to its obligations under this Lease, Tenant shall look solely to Landlord's equity in the Premises (and all proceeds received) and the sales for the satisfaction of Tenant's remedies. In the event of the sale or transfer of the Premises by Landlord all obligations of Landlord hereunder arising after the date of such transfer shall be transferred and assumed by the new owner and the transfer of this Lease and the assignor Landlord shall have no obligation or liability, as landlord, from and after the date of the transfer of this Lease with respect to any obligations arising after the date of such transfer.

(b) All obligations of Landlord or Tenant hereunder that are not fully performed as of the expiration or termination of this Lease shall survive the expiration or

termination of this Lease, including without limitation, all payment obligations with respect to taxes, insurance and all obligations concerning the condition of the Premises.

(c) This Lease shall be governed by and construed in accordance with the laws of the state in which the Premises are located and, if any provision of this Lease shall to any extent be invalid or unenforceable, the remainder of this Lease shall not be affected thereby.

(d) Time is of the essence with respect to this Lease.

(e) The Exhibits attached hereto are by this reference incorporated herein and made a part hereof.

(f) The waiver by Landlord or Tenant of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition on any subsequent breach of the same or any other term, covenant or condition herein contained. No receipt of money by the Landlord from or on behalf of the Tenant after a default, nor the application by Landlord of any security for the obligations of Tenant after default shall (i) reinstate, continue, or extend the Term, if this Lease has been terminated; (ii) affect any notice given to the Tenant; (iii) operate as a waiver of the right of the Landlord to enforce the payment of Rent then due or falling due thereafter; or (iv) operate as a waiver of the right of the Landlord to recover possession of the Premises by proper suit, action, proceeding, or a waiver of any other remedy to which Landlord may be entitled on account of such default. The acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any breach by Tenant of any term, covenant or condition of this Lease.

(g) Whenever a day is appointed herein on which, or a period of time is appointed within which, either party hereto is required to do or complete any act, matter or thing, the time for the doing or completion thereof shall be extended by a period of time equal to the number of days on or during which such party is prevented from, or is interfered with, the doing or completion of such act, matter or thing because of strikes, lock-outs, embargoes, unavailability of labor or materials, wars, insurrections, rebellions, civil disorder, declaration of national emergencies, acts of God, or other causes beyond such party's reasonable control (financial inability excepted); provided however, nothing contained in this subsection shall excuse Tenant from the prompt payment of any Rent subsequent to the rent commencement date except as may be expressly provided elsewhere in this Lease.

(h) Landlord and Tenant each represent and warrant that there are no claims for brokerage commissions or finder's fees in connection with the execution of this Lease, and each agree to indemnify the other against and hold it harmless from all liability arising from any such claim including, without limitation, reasonable attorney's fees in connection therewith.

(i) The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises. This document shall become effective and binding only upon execution and delivery hereof by Tenant and by Landlord (or, when duly authorized, by Landlord's agent or employee).

No act or omission of any agent of Landlord or of Landlord's broker shall alter, change or modify any of the provisions hereof.

(j) Except as otherwise provided herein, no person or entity shall be deemed to be a third party beneficiary hereof, including but not limited to any brokers, and nothing in this Lease, (either expressed or implied) is intended to confer upon any person or entity, other than Landlord and Tenant (and their respective nominees, successors and assigns), any rights, remedies, obligations or liabilities under or by reason of this Lease.

(k) If Tenant consists of two (2) or more parties, each of such parties shall be liable for Tenant's obligations under this Lease, and all documents executed in connection herewith, and the liability of such parties shall be joint and several.

(l) This Lease may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

39. ACQUISITION. Landlord represents that (i) it is a purchaser under a contract of sale and purchase for the Land (the "**Contract**") and (ii) the Contract is in full force and effect, and Landlord has neither delivered nor received any notice of default and has no knowledge of any condition or circumstance which with notice or lapse of time, or both, could become a default under the Contract. Landlord's and Tenant's obligations under this Lease are conditioned upon Landlord acquiring fee title to the Land pursuant to the Contract.

40. ASSIGNMENT OF PERMITS. Notwithstanding any other provision in this Lease to the contrary, in no event shall any Healthcare Permit be assigned, transferred, or otherwise conveyed by Tenant to any party other than Landlord, or utilized by Tenant in any location other than the Premises, without Landlord's prior written consent, which consent may be granted or withheld in Landlord's sole and absolute discretion.

As additional security for Tenant's performance of its obligations hereunder, Tenant hereby collaterally assigns to Landlord all of Tenant's right, title and interest in Healthcare Permits, Operating Contracts, and other agreements and documents held by Tenant (but expressly excluding documents and other materials (i) which are legally privileged, or (ii) which pertain to the ownership, corporate structure or corporate governance of Tenant) and necessary and used to operate the Premises for its Permitted Use. Such collateral assignment shall become an outright assignment and shall be effective upon the expiration or sooner termination of this Lease by Landlord as a result of an Event of Default by Tenant without the need to execute any additional instruments evidencing such assignment. Tenant agrees to execute and deliver to Landlord, upon the termination of this Lease by Landlord as a result of Event of Default by Tenant, such instruments evidencing the assignment contemplated hereby as may be required by Landlord in its sole and absolute discretion.

Upon the expiration or sooner termination of this Lease, Tenant shall use commercially reasonable efforts to transfer and assign to Landlord or its designee or assist Landlord or its designee in obtaining transfer or assignment of the following items, but only as they relate to the Premises or the business conducted thereon: (a) Healthcare Permits and Operating Contracts, and (b) to the extent owned by or held in the name of Tenant, (i) governmental permits, including licenses and authorizations, required for the construction, ownership and operation of the Leased

Improvements, including without limitation, certificates of authority, certificates of occupancy, building permits, signage permits, site use approvals, zoning certificates, environmental and land use permits, and any and all necessary approvals from state or local authorities and other approvals granted by any public body or by any private party pursuant to a recorded instrument relating to such Leased Improvements or the Land; (ii) development rights, telephone exchange numbers identified with the Premises, if any; and (iii) certificates, licenses, warranties and guarantees and contracts. If requested by Landlord, Tenant shall provide a collateral assignment or similar pledge of such licenses and other intangible rights upon Landlord's request and as further security for their respective obligations hereunder. Unless termination of this Lease is as a result of an Event of Default by Tenant, Landlord shall bear the costs of any fees associated with the transfer of any of the foregoing.

"**Healthcare Permits**" means all licenses, permits and certificates used or useful in connection with the construction, ownership, operation, use or occupancy of the Premises, the Premises or the business conducted thereon, healthcare licenses, business licenses, state and local health and environmental department licenses, any other licenses required in connection with the operation of the Premises for the Permitted Use, food service licenses, licenses to conduct business and all such other permits, licenses and rights, obtained from any governmental, quasi-governmental or private person or entity whatsoever.

List of Exhibits
Exhibit A – Legal Description
Exhibit B – Site Plan
Exhibit C – Lease Acceptance Agreement
Exhibit D – Premise Improvements
Exhibit E – Lease Guaranty
Exhibit F – Form of Lease Amendment
Exhibit G – Form of SNDA

[signature page follows]

IN WITNESS WHEREOF, the parties herein have hereunto set their hands and seals this 3rd day of February, 2016.

LANDLORD:

MC-Simpsonville, SC-1-UT, LLC, a Utah limited liability company

By: Embree Asset Group, Inc., Member

[signature]

By: Philip H. Annis

Title: President

TENANT:

MCA Simpsonville Operating Company, LLC

By: [signature]

Title: President & CEO

EXHIBIT A

LEGAL DESCRIPTION

ALL THAT PIECE, PARCEL OR TRACT OF LAND, LYING AND BEING LOCATED IN GREENVILLE COUNTY, STATE OF SOUTH CAROLINA, DESCRIBED IN DEED BOOKS 2057, PAGE 929 AND BOOK 2001, PAGE 1701, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT AN IRON PIN LOCATED ON THE EASTERN RIGHT-OF-WAY OF SCUFFLETOWN ROAD (75'RIGHT-OF-WAY) BEING THE COMMON CORNER WITH KNIGHT (DB. 2429-5244); THENCE ALONG SAID RIGHT-OF-WAY N 29-50-53 W FOR 109.06 FEET TO AN IRON PIN; THENCE ALONG A CURVE CONCAVE TO THE SOUTHWEST HAVING A RADIUS OF 5818.08 FEET, AN ARC LENGTH OF 401.54 FEET AND A CHORD BEARING AND DISTANCE OF N 23-59-58 W FOR 401.46 FEET TO AN IRON PIN; THENCE N 73-38-03 W FOR 263.02 FEET TO AN IRON PIN; THENCE N 88-45-33 W FOR 462.24 FEET TO AN IRON PIN; THENCE S 17-39-08 W FOR 394.52 FEET TO AN IRON PIN CROSSING AN IRON PIN AT 250.76 FEET; THENCE S 68-22-59 W FOR 405.84 FEET TO AN IRON PIN BEING THE POINT OF BEGINNING. SAID TRACT CONTAINS 5.818 ACRES OR 253,460 SQUARE FEET MORE OR LESS.

EXHIBIT B

SITE PLAN



PROPOSED MEMORY CARE
+-5.82 AC
MCA SIMPSONVILLE
EMBREE ASSET GROUP, INC.
SCUFFLETOWN ROAD
GREENVILLE COUNTY (SIMPSONVILLE, SC)
blueWATER civil design
SP1

1/14/2016

EXHIBIT C
LEASE ACCEPTANCE AGREEMENT

WHEREAS, MC-Simpsonville, SC-1-UT, LLC (the "Landlord") and MCA Simpsonville Operating Company, LLC (the "Tenant") entered into that certain Lease Agreement dated as of ____________________, _____ (the "Lease"), for Premises known as 645 Scuffletown Road, Simpsonville, SC (the "Premises"); and

WHEREAS, in accordance with the Lease Agreement, the parties wish to fix the Rent Commencement Date and the ending date of the term of the Lease.

NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

A. Tenant is in possession and in full occupancy of the Premises.

B. The Lease has a term of fifteen (15) years, which commenced as of ____________________________, _____; and terminates on ______________, _____.

C. Rental began to accrue as of ____________________________, 201_.

D. Tenant has accepted the Premises without execution and all requirements for the commencement and validity of the Lease, including all construction work, if any, required of the Landlord under the terms of the Lease have been satisfied. Notwithstanding the foregoing, Tenant shall not be deemed to have waived any rights it may have under the Lease with respect to the correction of latent defect and warranted items.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the _____ day of __________________________.

LANDLORD:

MC-Simpsonville, SC-1-UT, LLC, a Utah limited liability company
By: Embree Asset Group, Inc., Member

By:______________________________
Title:_____________________________

TENANT:

MCA Simpsonville Operating Company, LLC

By:______________________________

Title:_____________________________

EXHIBIT D
WORK LETTER

MC-Simpsonville, SC-1-UT, LLC, hereinafter referred to as "Landlord" and MCA Simpsonville Operating Company, LLC, hereinafter referred to as "Tenant" are parties to that certain Lease bearing even date herewith (the "Lease") for certain premises (defined as the Premises in the Lease) located at 645 Scuffletown Road, Simpsonville, SC and more particularly described in the Lease. To induce Tenant to enter into the Lease, into which this work letter ("Work Letter") is incorporated by reference, and in consideration of the mutual covenants hereinafter contained, Landlord and Tenant, intending to be legally bound agree as follows:

1. Tenant shall cause to be prepared, at Tenant's cost and expense, all plans and specifications (the "Plans and Specifications"), which shall set forth in detail the requirements for the construction of the Landlord's Work (herein defined) and shall include, but not be limited to, all necessary civil, architectural, structural, mechanical, electrical and plumbing design and documentation required for Landlord's Work and shall conform to all applicable laws, ordinances, building codes, and requirements of public authorities and insurance underwriters and shall be signed and sealed by a professional engineer approved by Landlord and an architect approved by Landlord, both licensed and registered in the State in which the Premises are located and each maintaining errors and omissions insurance coverage in a commercially reasonable amount. The cost of the Plans and Specifications shall be reimbursed to Tenant at the closing of the acquisition of the Land and the assignment of the Plans and Specifications and the architect's and engineer's contracts to Landlord (and Landlord's lender). Any changes to the Plans and Specifications are expressly subject to Tenant's written approval prior to the commencement of any construction, as further provided herein.

2. Landlord will have the Plans and Specifications filed or submitted for review and approval with the appropriate governmental agencies in such form as required.

3. Landlord will do the following work ("Landlord's Work") on the Premises: All that work (including materials, supplies, components, labor and services) necessary to construct the Building and related improvements in accordance with the Plans and Specifications, including, without limitation, the following:

(a) Landlord shall pay for the costs of constructing the Building and the related improvements in accordance with the Plans and Specifications, including costs associated with unforeseen site and/or building conditions, and the various hard and soft costs associated with development and construction of the Premises.

(b) Landlord shall pay for the cost of the Plans and Specifications at the closing of the acquisition of the Land.

All Landlord's Work shall be done in a good and workmanlike manner and in compliance with all applicable laws, ordinances, building and safety codes, regulations and orders of the federal, state, county, or other governmental authorities having jurisdiction thereof. Without limiting the Landlord's obligations under the foregoing sentence, the Landlord's Work shall include all improvements as are necessary for the Premises and entire Building to comply with the Americans with Disabilities Act and all regulations promulgated thereunder and all requirements under any federal, state or city statute, regulation, ordinance or code dealing with access or facilities for disabled or handicapped persons. Landlord shall have the obligation to obtain at

Landlord's sole expense all permits and approvals required for the Landlord's Work before the commencement of the Landlord's Work. Landlord shall pay all utility 'hook-up" and connection fees for utilities to be supplied to the Building.

4. Where typical or representative detail is shown on the Plans and Specifications, this detail shall constitute the standard for workmanship and materials throughout corresponding parts of Landlord's Work and the Landlord shall be required to adapt such detail for use in said corresponding parts of Landlord's Work as long as the adapting is within the original design intent.

5. Landlord shall submit to Tenant for approval a complete project schedule (the "Project Schedule") outlining a schedule for completion of Landlord's Work.

6. As part of Landlord's Work, the Landlord shall provide Tenant with a set of as-built drawings at the completion of construction, such drawings to be delivered in the form of a CAD diskette.

7. The term "substantially completed" or "substantial completion" as used in this Work Letter and in the Lease with respect to Landlord's Work shall mean the date when (i) Landlord and Tenant have agreed, in the exercise of their reasonable, good faith judgment, that construction is sufficiently complete in accordance with the Plans and Specifications, so that Tenant can commence fixturing and the installation of Tenant's décor and furniture and occupy and utilize the facilities improved or constructed for the use for which it is initially intended, without significant interference to or impairment of Tenant's business activities by reason of any minor or insubstantial item of work that Landlord and Tenant agree remains to be done (the foregoing minor or insubstantial details are referred to in this Work Letter as "Punchlist Items") to effect full completion of the Landlord's Work in strict accordance with the Plans and Specifications; (ii) any permits or governmental approvals required by applicable Law with respect to Landlord's Work have been issued or granted by the appropriate governmental authorities; and (iii) Landlord's architect certifies that Landlord's Work is substantially complete in accordance with the Plans and Specifications.

8. Landlord and Tenant shall make periodic joint inspections of the Landlord's Work from time to time during construction at reasonable times on business days, and each time shall jointly approve a written statement or assessment of the status of construction, and any outstanding issues, which approval shall not be unreasonably withheld or delayed by either party. Landlord shall promptly undertake and diligently prosecute the correction of any defective work in the Landlord's Work.

9. Landlord warrants for a period of one (1) year after full and final completion of the Landlord's Work (that is, including all Punch List Items) that the Landlord's Work shall be free from defects in materials or workmanship. Within one (1) year after Completion, Landlord, Tenant, and the General Contractor shall conduct a warranty walk-through of the Premises to identify any defective materials, defective workmanship, and other breaches of warranty, and generate a one (1) year warranty list. This walk-through meeting shall be held no earlier than the first day of the eleventh (11th) month following Completion and no later than the last day of the twelfth (12th) month following Completion. Landlord shall repair all warranty items within thirty (30) days and provide written notification that all items have been completed. This warranty list shall include both latent and patent defect items.

MCA Simpsonville, SC

EXHIBIT D-1

RENT CALCULATION

~~ EMBREE ASSET GROUP, INC. ~~

4747 WILLIAMS DRIVE, GEORGETOWN, TEXAS 78633 ~ (512) 819-4700 ~ www.embreegroup.com

PRELIMINARY DEVELOPMENT COST SUMMARY

MCA

Simpsonville, SC

HARD COSTS	COST	Unit Cost	% of Total Dev. Cost
LAND ALLOCATION (BASED ON 253460 SF)	$725,000	$2.86/sf of land	6.25%
BUILDING IMPROVEMENTS (BASED ON 38500 SF)	$6,857,704	$178.12/sf	59.15%
SITE IMPROVEMENTS (BASED ON 253460 SF)	$1,292,149	$5.1/sf	11.15%
FEASIBILITY PERIOD	$25,515	$0.66/sf	0.22%
ARCHITECTURAL & ENGINEERING	$536,245	$13.93/sf	4.63%
PLAN REVIEW, FEES & PERMITS	$120,496	$3.13/sf	1.04%
CONSTR.TESTING/SWPPP	$21,000	$0.55/sf	0.18%
CONTINGENCY	$500,000	$12.99/sf	4.31%
TOTAL HARD COSTS	$10,078,109		87%
OTHER COSTS			% of Total Dev. Cost
FF&E (Kitchen Eqmt./Nurse Call/Appliances/Misc)	$495,000	$12.86/sf	4.27%
TRAVEL & MISC	$20,000	$0.52/sf	0.17%
TOTAL OTHER COSTS	$515,000		4%
SOFT COSTS			% of Total Dev. Cost
APPRAISAL	$5,500		0.05%
INTEREST	$358,718		3.09%
LEGAL	$65,000		0.56%
POINTS	$87,680		0.76%
CLOSING COST	$10,000		0.09%
BANK INSPECTIONS	$20,000		0.17%
TITLE POLICY	$25,000		0.22%
PROPERTY TAXES	$21,300		0.18%
DEVELOPER FEE	$400,000		3.45%
BROKER COMMISSION	$7,250		0.06%
TOTAL SOFT COSTS	$1,000,448		9%
TOTAL DEVELOPMENT COSTS	$11,593,557		
Rent Rate is 8.75% of Total Development Costs	$1,014,436	Annually	$26.35/sf
	$84,536	Monthly	$2.2/sf

EXHIBIT E

FORM OF GUARANTY

GUARANTY

WHEREAS, MC-Simpsonville, SC-1-UT, LLC ("Landlord") and MCA Simpsonville Operating Company, LLC ("Tenant"), have entered into a certain lease agreement dated on or about the date hereof, covering certain premises located at 645 Scuffletown Road (the "Premises") in Simpsonville, SC (the "Lease"); and

WHEREAS, the Landlord requires as a condition to its execution of the Lease that the undersigned unconditionally becomes a guarantor to Landlord for the obligations of Tenant under the Lease; and

WHEREAS, the undersigned are the parent corporation of Tenant and principals of said parent corporation (collectively the "Guarantors") and as such are desirous that Landlord enter into the Lease with Tenant.

NOW THEREFORE, in consideration of the execution of the Lease by Landlord and other good and valuable consideration and intending to be legally bound hereby, the undersigned hereby unconditionally becomes a guarantor to Landlord, its successors and assigns as follows:

1. The undersigned guaranties the full, faithful and punctual performance of each and all of the covenants, agreements and conditions of the Lease, to be kept and performed by Tenant (subject to all applicable notice and/or cure periods set forth in the Lease), in accordance with and within the time prescribed by the Lease (hereinafter collectively referred to as the "Liabilities").

2. Landlord shall have the right from time to time, and at any time in its sole discretion, without notice to or consent from the undersigned, or without affecting, impairing or discharging in whole or in part, the Liabilities or the obligations of the undersigned hereunder, to modify, change, extend, alter, amend, or supplement in any respect whatever, the Lease, or any agreement or transaction between Landlord and Tenant or between Landlord and any other party liable for the Liabilities, or any portion or provision thereof; to grant extension of time and other indulgences of any kind to Tenant; to compromise, release, substitute, exercise, enforce or fail to refuse to exercise or enforce any claims, rights, or remedies of any kind which Landlord may have at any time against Tenant or any other party liable for the Liabilities, or any thereof, or with respect to any security of any kind held by Landlord at any time under any agreement or otherwise.

3. The undersigned waives: (a) all notice, including but not limited to (i) notice of acceptance of this Guaranty; (ii) notice of presentment, demand for payment, or protest of any of the Liabilities, or the obligation of any person, firm, or corporation held by Landlord as collateral security; (b) trial by jury and the right thereto in any proceeding of any kind, whether arising on or out of, under or by reason of this Guaranty, or any other agreement or transaction between the

undersigned, Landlord and/or Tenant; and (c) all notices of the financial condition or of any adverse or other change in the financial condition of Tenant.

4. Landlord may, without notice, assign this Guaranty in whole or in part to Landlord's successor in interest under the Lease, and no assignment of this Guaranty shall operate to extinguish or diminish the liability of the undersigned hereunder.

5. The liability of the undersigned under the Guaranty shall be primary under any right of action which shall accrue to Landlord under the Lease and Landlord may, at its option, proceed against the undersigned without having to commence any action, or have obtained any judgment against Tenant.

6. All of the Liabilities and the obligations of the undersigned hereunder shall be immediately due and payable by the undersigned, anything contained herein to the contrary notwithstanding, immediately upon the occurrence of a default under the Lease which continues beyond the expiration of the applicable notice and/or grace period, if any, under the Lease.

7. The obligations of the undersigned hereunder shall not be affected, impaired or discharged, in whole or in part, by reason of: (a) the entry of an order for relief pursuant to the United States Bankruptcy Code by or against Tenant or the undersigned; or (b) the proposal of or the consummation of a plan of reorganization concerning Tenant or the undersigned.

8. The waiver of any right by Landlord or its failure to exercise promptly any right shall not be construed as the waiver of any other right including the right to exercise the same at any time thereafter. No waiver or modification of any of the terms or conditions of this Guaranty shall be binding against Landlord unless such waiver or modification is in a writing signed by Landlord.

9. The provisions of the Guaranty shall bind all of the respective successors and assigns of the undersigned and shall inure to the benefit of Landlord, its successors and assigns.

10. All rights and remedies of Landlord are cumulative and not alternative. This Guaranty is, and shall be deemed to be, a contract entered into under and pursuant to the laws of the State of Texas and shall be in all respects governed, construed, applied and enforced in accordance with the laws of said State.

11. The undersigned each represent that at the time of the execution and delivery of this Guaranty nothing exists to impair the effectiveness of the obligations of the undersigned to Landlord hereunder, or the immediate taking effect of this Guaranty between the undersigned and Landlord with respect to the undersigned becoming a surety for the Liabilities.

12. Upon demonstration that the parent corporation of Tenant has a net worth in excess of Fifty Million Dollars ($50,000,000.00) the principals of said corporation signing below shall be released from this Guaranty.

IN WITNESS WHEREOF, the undersigned have caused this Guaranty to be executed this _____ day of ______________, 2016.

Memory Care America, LLC

By: ______________________________
Name: ____________________________
Title: _____________________________

Trident Healthcare Properties I, LP
By: Cibolo Creek Partners, LLC
Its general partner

By: ______________________________
Name: ____________________________
Title: _____________________________

Steve Person

____
By: Steve Person, personally

Jim Walesa

____
By: Jim Walesa, personally

EXHIBIT F

FORM OF LEASE AMENDMENT
(FINAL RENT)

AMENDMENT TO LEASE

THIS _____________ AMENDMENT TO LEASE (the "__________ Amendment") is made as of the _____ day of ____________, 20__, by and between MC-Simpsonville, SC-1-UT, LLC ("Landlord") and MCA Simpsonville Operating Company, LLC ("Tenant").

WITNESSETH

WHEREAS, Landlord and Tenant entered into a Lease ("Lease") dated _______________ for the leasing of certain premises located at 645 Scuffletown Road in Simpsonville SC and further described in Exhibit A of that Lease ("Premises"); and

WHEREAS, the Landlord and Tenant desire to amend said Lease to update the base rent amounts payable thereunder in accordance with Section 2 of the Lease;

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the benefits to each party resulting herefrom and for other valuable consideration, the receipt and sufficiency of which are irrevocably and unconditionally hereby acknowledged, the parties hereto, intending to be fully legally bound, agree as follows:

1. The first two sentences of Section 3(a) of the Lease are hereby deleted in their entirety and replaced with the following:

> (a) Beginning on the Rent Commencement Date, Tenant agrees to pay to Landlord, without notice or demand as initial annual Base Rent, an amount equal to________________ _____ Dollars ($__________), payable in advance, in equal monthly installments of ______________Dollars ($______) Beginning on the first anniversary of the Rent Commencement Date and on each anniversary thereafter the Base Rent shall increase by two percent (2%) during the Initial Term and each exercised Renewal Term.

2. Exhibit D-1 of the Lease is hereby deleted in its entirety and replaced with the Exhibit D-1 (Amended) attached hereto.

3. All obligations of the parties to be performed or complied with through and including the date of this ________ Amendment have been fully performed or complied with, and there exists no default or condition, state of facts, or event that, with the passing of time or the giving of notice, or both, would constitute a default by either party in the performance of its obligations under the Lease.

4. This ________ Amendment shall be effective as of the ___ day of __________, 20__ (the "__________ Amendment Effective Date").

5. All of the terms, covenants and conditions of the Lease not modified herein, remain in full force and effect, and shall become a part of this extension.

6. This Lease may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Landlord and Tenant have executed this _________________ Amendment to Lease on the day and year first written above.

LANDLORD:

MC-Simpsonville, SC-1-UT, LLC
By: Embree Asset Group, Inc., Member

By: ______________________________
Name: ______________________________
Title: ______________________________

TENANT:

MCA Simpsonville Operating Company, LLC

By: ______________________________
Name: ______________________________
Title:

EXHIBIT G

FORM OF SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE, AND ATTORNMENT AGREEMENT (this "Agreement") is entered into as of ____________, 20__ (the "Effective Date"), between __________________ (the "Mortgagee"), and MCA Simpsonville Operating Company, LLC (the "Lessee").

WHEREAS, by Lease dated ______________, 20__ (hereinafter called the "Lease"), MC-Simpsonville, SC-1-UT, LLC (hereinafter called "Lessor") has leased to Lessee and Lessee has rented from Lessor certain real property described on Exhibit A attached hereto together with the improvements thereon (including without limitation an approximately ________ square foot building and related improvements located at 645 Scuffletown Road, in County, Simpsonville, SC (such real property, including all buildings, improvements, structures and fixtures located thereon the "Premises").

WHEREAS, Mortgagee has made a loan to Lessor in the original principal amount of $_______________ (the "Loan"); and

WHEREAS, To secure the Loan, Lessor has encumbered the Premises by entering into that certain Deed of Trust and Security Agreement dated ____________, in favor of Mortgagee (as amended, increased, renewed, extended, spread, consolidated, severed, restated, or otherwise changed from time to time, the "Mortgage") recorded on ___________, under Clerk's File No. _________, in the Official Public Records of Real Property of the County of _________, State of _________ (the "Land Records").

WHEREAS, Lessee desires that Mortgagee recognize Lessee's rights under the Lease in the event of foreclosure of Mortgagee's lien, and Lessee is willing to agree to attorn to the purchaser at such foreclosure if Mortgagee will recognize Lessee's right of possession under the Lease.

NOW, THEREFORE, for and in consideration of their respective covenants herein made and the receipt of other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree as follows:

1. **Definitions.**

The following terms shall have the following meanings for purposes of this Agreement.

1.1 *Foreclosure Event*. A *"Foreclosure Event"* means: (a) foreclosure under the Mortgage; (b) any other exercise by Mortgagee of rights and remedies (whether under the Mortgage or under applicable law, including bankruptcy law) as holder of the Loan and/or the Mortgage, as a result of which Successor Lessor becomes owner of the Premises; or (c) delivery by Lessor to Mortgagee (or its designee or nominee) of a deed or other conveyance of Lessor's interest in the Premises in lieu of any of the foregoing.

1.2 *Former Lessor*. A *"Former Lessor"* means Lessor and any other party that was landlord under the Lease at any time before the occurrence of any attornment under this Agreement.

1.3 *Offset Right*. An *"Offset Right"* means any right or alleged right of Lessee to any offset, defense (other than one arising from actual payment and performance, which payment and performance would bind a Successor Lessor pursuant to this Agreement), claim, counterclaim, reduction, deduction, or abatement against Lessee's payment of Rent or performance of Lessee's other obligations under the Lease, arising (whether under the Lease or other applicable law) from Lessor's breach or default under the Lease.

1.4. *Rent*. The *"Rent"* means any fixed rent, base rent or additional rent under the Lease.

1.5 *Successor Lessor*. A *"Successor Lessor"* means any party that becomes owner of the Premises as the result of a Foreclosure Event.

1.6 *Termination Right*. A *"Termination Right"* means any right of Lessee to cancel or terminate the Lease or to claim a partial or total eviction arising (whether under the Lease or under applicable law) from Lessor's breach or default under the Lease.

2. Subordination.

The Lease shall be, and shall at all times remain, subject and subordinate to the Mortgage, the lien imposed by the Mortgage, and all advances made under the Mortgage.

3. Nondisturbance, Recognition and Attornment.

3.1 *No Exercise of Mortgage Remedies Against Lessee*. So long as the Lease has not been terminated on account of Lessee's default that has continued beyond applicable cure periods (an "Event of Default"), Mortgagee shall not name or join Lessee as a defendant in any exercise of Mortgagee's rights and remedies arising upon a default under the Mortgage unless applicable law requires Lessee to be made a party thereto as a condition to proceeding against Lessor or prosecuting such rights and remedies. In the latter case, Mortgagee may join Lessee as a defendant in such action only for such purpose and not to terminate the Lease or otherwise adversely affect Lessee's rights under the Lease or this Agreement in such action. If Mortgagee joins Lessee in such action, Lessor, by executing the Consent hereinafter set forth, agrees to indemnify, defend and hold Lessee harmless from and against any loss, cost or expense incurred or suffered by Lessee, including without limitation, legal fees, in being a party to or arising from such action.

3.2 *Nondisturbance and Attornment*. If the Lease has not been terminated on account of an Event of Default by Lessee, then, when Successor Lessor takes title to the Premises: (a) Successor Lessor shall not terminate or disturb Lessee's possession or quiet enjoyment of the Premises under the Lease, except in accordance with the terms of the Lease and this Agreement; (b) Successor Lessor shall be bound to Lessee under all the terms and conditions of the Lease (except as provided in this Agreement); (c) Lessee shall recognize and attorn to Successor Lessor as Lessee's direct landlord under the Lease as affected by this Agreement; and (d) the Lease shall

continue in full force and effect as a direct lease, in accordance with its terms (except as provided in this Agreement), between Successor Lessor and Lessee.

3.3 *Further Documentation.* The provisions of Section 3 shall be effective and self-operative without any need for Successor Lessor or Lessee to execute any further documents. Lessee and Successor Lessor shall, however, confirm the provisions of Section 3 writing upon request by either of them.

3.4 *Consent to Lease.* Mortgagee hereby consents to the Lease and all of the terms and conditions thereof.

4. **Protection of Successor Lessor.**

Notwithstanding anything to the contrary in the Lease or the Mortgage, Successor Lessor shall not be liable for or bound by any of the following matters:

4.1 *Claims Against Former Lessor.* Any Offset Right that Lessee may have against any Former Lessor relating to any event or occurrence before the date of attornment, including any claim for damages of any kind whatsoever as the result of any breach by Former Lessor that occurred before the date of attornment. (The foregoing shall not limit Lessee's right to exercise against Successor Lessor any Offset Right otherwise available to Lessee because of Events of Default of Lessor occurring after the date of attornment, if any; provided that Lessee shall have delivered written notice of such event to Successor Lessor, and Successor Lessor shall have the same cure period as provided for under the Lease following delivery of such notice, whether the notice is delivered prior to or following the date of attornment.)

4.2 *Prepayments.* Any payment of Rent that Lessee may have made to Former Lessor more than thirty days before the date such Rent was first due and payable under the Lease with respect to any period after the date of attornment other than, and only to the extent that, the Lease expressly required such a prepayment.

4.3 *Payment; Security Deposit.* Any obligation: (a) to pay Lessee any sum(s) that any Former Lessor owed to Lessee or (b) with respect to any security deposited with Former Lessor, unless such security was actually delivered to Mortgagee.

4.4 *Termination, Surrender, Etc.* Any consensual or negotiated surrender, cancellation, or termination of the Lease, in whole or in part, agreed upon between Lessor and Lessee, unless effected unilaterally by Lessee pursuant to the express terms of the Lease or which results because of an Event of Default by Lessor under the Lease.

5. **Miscellaneous.**

5.1 *Notices.* All notices or other communications required or permitted under this Agreement shall be in writing and given by certified mail (return receipt requested) or by nationally recognized overnight courier service that regularly maintains records of items delivered. Notices shall be effective the next business day after being sent by overnight courier service, and three business days after being sent by certified mail (return receipt requested). Unless and until notice of a change of address is given under this Agreement, notices or other communications shall be given to Mortgagee and Lessee, respectively, at the following address:

Mortgagee: ______________________
____
____
Attn: ______________________
Telephone: ______________________

Lessee: MCA Simpsonville Operating Company, LLC
____
____
Attn: ______________________
Telephone: ______________________

With a copy to: ______________________
____
Attn: ______________________
Telephone: ______________________

5.2 *Successors and Assigns.* This Agreement shall bind and benefit the parties their successors and assigns, any Successor Lessor, and its successors and assigns.

5.3 *Entire Agreement.* This Agreement constitutes the entire agreement between Mortgagee and Lessee regarding the subordination of the Lease to the Mortgage and the rights and obligations of Lessee and Mortgagee as to the subject matter of this Agreement.

5.4 *Interaction with Lease and with Mortgage.* If this Agreement conflicts with the Lease, then this Agreement shall govern as between the parties and any Successor Lessor, including upon any attornment pursuant to this Agreement. This Agreement supersedes, and constitutes full compliance with, any provisions in the Lease that provide for subordination of the Lease to, or for delivery of nondisturbance agreements by the holder of the Mortgage. Mortgagee confirms that Mortgagee has consented to Lessor's entering into the Lease.

5.5 *Mortgagee's Rights and Obligations.* Except as expressly provided for in this Agreement, Mortgagee shall have no obligation to Lessee with respect to the Lease.

5.6 *Interpretation; Governing Law.* The interpretation, validity and enforcement of this Agreement shall be governed by and construed under the internal laws of the State where the Premises is located, including its principles of conflict of laws.

5.7 *Amendments.* This Agreement may be amended, discharged or terminated, or any of its provisions waived, only by a written instrument executed by the party to be charged.

5.8 *Execution.* This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

5.9 *Representations.* The parties represent that they each have full authority to enter into this Agreement. Mortgagee agrees to keep a copy of this Agreement in its permanent mortgage records with respect to the Loan.

IN WITNESS WHEREOF, this Agreement has been duly executed by Mortgagee and Lessee as of the date(s) set forth below.

MORTGAGEE:	LESSEE:
______________________________	MCA Simpsonville Operating Company, LLC
By: ______________________	By: ______________________
Name: ______________________	Name: ______________________
Title: ______________________	Title: ______________________
Date: ______________________	Date: ______________________

LESSOR'S CONSENT

Lessor consents and agrees to the foregoing Agreement (including without limitation, the provisions of Section 3.1), which was entered into at Lessor's request. The foregoing Agreement shall not alter, waive or diminish any of Lessor's obligations under the Mortgage or the Lease. The above Agreement discharges any obligations of Mortgagee under the Mortgage and related loan documents to enter into a nondisturbance agreement with Lessee and the obligations of Lessee to enter into a subordination agreement with Mortgagee.

LESSOR:

MC-Simpsonville, SC-1-UT, LLC
By: Embree Asset Group, Inc., Member

By: ______________________
Name: ______________________
Title: ______________________
Date: ______________________

EXHIBIT A

LEGAL DESCRIPTION

FIRST AMENDMENT TO LEASE

(FINAL RENT)

THIS FIRST AMENDMENT TO LEASE (the "First Amendment") is made as of the 10 day of October, 2017, by and between MC-Simpsonville, SC-1-UT, LLC ("Landlord") and MCA Simpsonville Operating Company, LLC ("Tenant").

WITNESSETH

WHEREAS, Landlord and Tenant entered into a Lease ("Lease") dated, February 3, 2016, for the leasing of certain premises located at 603 Scuffletown Road in Simpsonville SC and further described in Exhibit A of that Lease ("Premises"); and

WHEREAS, due to a change required by the local authorities, the address of the Premises has been changed to 645 Scuffletown Road, Simpsonville, SC 28681; and

WHEREAS, the Landlord and Tenant desire to amend said Lease to reflect the address change and update the base rent amounts payable thereunder in accordance with Section 2 of the Lease;

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the benefits to each party resulting herefrom and for other valuable consideration, the receipt and sufficiency of which are irrevocably and unconditionally hereby acknowledged, the parties hereto, intending to be fully legally bound, agree as follows:

1. The first two sentences of Section 3(a) of the Lease are hereby deleted in their entirety and replaced with the following:

   (a) Beginning on the Rent Commencement Date, Tenant agrees to pay to Landlord, without notice or demand as initial annual Base Rent, an amount equal toOne Million Sixty-three Thousand Eight Hundred Twenty-five Dollars ($1,063,825.00), payable in advance, in equal monthly installments of Eighty-eight Thousand Six Hundred Fifty-two and 08/100 Dollars ($88,652.08) Beginning on the first anniversary of the Rent Commencement Date and on each anniversary thereafter the Base Rent shall increase by two percent (2%) during the Initial Term and each exercised Renewal Term.

2. Exhibit D-1 of the Lease is hereby deleted in its entirety and replaced with the Exhibit D-1 (Amended) attached hereto.

3. All obligations of the parties to be performed or complied with through and including the date of this First Amendment have been fully performed or complied with, and there exists no default or condition, state of facts, or event that, with the passing of time or the giving of

notice, or both, would constitute a default by either party in the performance of its obligations under the Lease.

4. This First Amendment shall be effective as of the 1st day of October, 2017 (the "First Amendment Effective Date").

5. All of the terms, covenants and conditions of the Lease not modified herein, remain in full force and effect, and shall become a part of this extension.

6. This Lease may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Landlord and Tenant have executed this 1st Amendment to Lease on the day and year first written above.

LANDLORD:

MC-Simpsonville, SC-1-UT, LLC
By: Embree Asset Group, Inc., Member

By: ______________________
Name: ______________________
Title: ______________________

TENANT:

MCA Simpsonville Operating Company, LLC

By: [signature]
Name: B.J. Parrish
Title: Board Member

EXHIBIT D-1
(Amended)

Embree Asset Group, Inc
Rent Reconciliation
603 Scuffletown Road
Simpsonville, SC 29681

Building Summary
Memory Care Facility of 38,500 Sq Ft

Land Summary
253,460 SF (5.82 acres)

Lease Term
15 Years with Three 5 year Options

Cost Summary		Original Budget	Revised Per Arch Plans	Final Cost	Difference
Land		725,000	725,000	725,000	-
Building and Site Improvements		8,170,853	8,659,743	9,319,910	660,167
Arch. & Engineering		536,245	536,245	586,902	50,657
Survey, Phase I, Geotech		25,515	25,515	46,100	20,585
FF&E (Kitchen Eqmt/Nurse Call/Appliances)		495,000	600,000	-	(600,000)
Fees & Permits		120,496	120,496	81,835	(38,661)
Project Contingency		500,000	523,000	-	(523,000)
Developer Fee		200,000	200,000	200,000	-
Pre Opening Services Fee		200,000	200,000	200,000	-
****Soft Cost		620,448	642,476	998,252	355,776
Total Development Costs		11,593,557	12,232,475	12,157,999	(74,476)
****Soft Costs:					
	Appraisal	5,500	5,500	6,200	700
	Legal Costs	65,000	65,000	57,335	(7,665)
	Site Pursuit Costs	-	-	18,169	18,169
	Closing Costs and Loan Fees	122,680	127,380	163,350	35,970
	Financing and Capital Costs	358,718	376,046	675,000	298,954
	Bank Inspections	20,000	20,000	10,000	(10,000)
	Property Tax	21,300	21,300	20,000	(1,300)
	Commission	7,250	7,250	7,250	-
	Travel & Misc	20,000	20,000	40,948	20,948
		620,448	642,476	998,252	355,776
Adjusted Monthly Rent		84,536	89,195	**88,652**	(543)
Annual Rent	8.75%	1,014,436	1,070,342	**1,063,825**	(6,517)

Holly Hawkins
CEO 9-28-17

LEASE ACCEPTANCE AGREEMENT

WHEREAS, MC-Simpsonville, SC-1-UT, LLC (the "Landlord") and MCA Simpsonville Operating Company, LLC (the "Tenant") entered into that certain Lease Agreement dated as of February 3, 2016 (the "Lease"), for Premises known as 603 Scuffletown Road, Simpsonville, SC (the "Premises"); and

WHEREAS, in accordance with the Lease Agreement, the parties wish to fix the Rent Commencement Date and the ending date of the term of the Lease.

NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

A. Tenant is in possession and in full occupancy of the Premises. Due to a change required by the local authorities, the address of the Premises has been changed to 645 Scuffletown Road, Simpsonville, SC 28681.

B. The Lease has a term of fifteen (15) years, which commenced as of August 8, 2017; and terminates on February 28, 2033.

C. Rental shall begin to accrue as of February 4, 2018.

D. Tenant has accepted the Premises without execution and all requirements for the commencement and validity of the Lease, including all construction work, if any, required of the Landlord under the terms of the Lease have been satisfied. Notwithstanding the foregoing, Tenant shall not be deemed to have waived any rights it may have under the Lease with respect to the correction of latent defect and warranted items.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the 10 day of October, 2017.

LANDLORD:
MC-Simpsonville, SC-1-UT, LLC, a Utah limited liability company
By: Embree Asset Group, Inc., Member

By:____________________
Title:____________________

TENANT:
MCA Simpsonville Operating Company, LLC

By: [signature]
Title: Board Member

SECOND AMENDMENT TO LEASE

(AMENDED FINAL RENT)

THIS SECOND AMENDMENT TO LEASE (the "Second Amendment") is made as of the 12th day of March 2018, by and between MC-Simpsonville, SC-1-UT, LLC ("Landlord") and MCA Simpsonville Operating Company, LLC ("Tenant").

WITNESSETH

WHEREAS, Landlord and Tenant entered into a Lease ("Lease") dated, February 3, 2016, as amended by the First Amendment to Lease dated October 10, 2017 for the leasing of certain premises located at 645 Scuffletown Road in Simpsonville SC and further described in Exhibit A of that Lease ("Premises"); and

WHEREAS, the Landlord and Tenant desire to amend the Rent Commencement Date and the revise the base amount payable; and

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the benefits to each party resulting herefrom and for other valuable consideration, the receipt and sufficiency of which are irrevocably and unconditionally hereby acknowledged, the parties hereto, intending to be fully legally bound, agree as follows:

1. The Rent Commencement date shall be May 1, 2018.

2. The first two sentences of Section 3(a) of the Lease are hereby deleted in their entirety and replaced with the following:

> (a) Beginning on the Rent Commencement Date, Tenant agrees to pay to Landlord, without notice or demand as initial annual Base Rent, an amount equal to One Million Ninety-three Thousand Four Hundred Forty-one Dollars ($1,093,441.00), payable in advance, in equal monthly installments of Ninety-one Thousand One Hundred Twenty Dollars ($91,120.00). Beginning on the first anniversary of the Rent Commencement Date and on each anniversary thereafter the Base Rent shall increase by two percent (2%) during the Initial Term and each exercised Renewal Term.

3. Exhibit D-1 of the Lease is hereby deleted in its entirety and replaced with the Exhibit D-1 (Amended 2) attached hereto.

4. All obligations of the parties to be performed or complied with through and including the date of this Second Amendment have been fully performed or complied with, and there exists no default or condition, state of facts, or event that, with the passing of time or the giving of notice, or both, would constitute a default by either party in the performance of its obligations under the Lease.

5. This Second Amendment shall be effective as of the 12th day of March 2018 (the "Second Amendment Effective Date").

6. All of the terms, covenants and conditions of the Lease not modified herein, remain in full force and effect, and shall become a part of this extension.

7. This Lease may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Landlord and Tenant have executed this Second Amendment to Lease on the day and year first written above.

LANDLORD:

MC-Simpsonville, SC-1-UT, LLC
By: Embree Asset Group, Inc., Member

By: ______________________
Name: ______________________
Title: ______________________

TENANT:

MCA Simpsonville Operating Company, LLC

By: [signature]
Name: B.J. Parrish
Title: Board Member of Managing Member

EXHIBIT D-1
(Amended 2)

Embree Asset Group, Inc
Rent Reconciliation
603 Scuffletown Road
Simpsonville, SC 29681

Building Summary
Memory Care Facility of 38,500 Sq Ft

Land Summary
253,460 SF (5.82 acres)

Lease Term
15 Years with Three 5 year Options

Cost Summary		Original Budget	Revised Per Arch Plans	Final Cost	Difference
Land		725,000	725,000	725,000	-
Building and Site Improvements		8,170,853	8,659,743	9,368,718	708,975
Arch. & Engineering		536,245	536,245	574,112	37,867
Survey, Phase I, Geotech		25,515	25,515	46,100	20,585
FF&E (Kitchen Eqmt/Nurse Call/Appliances)		495,000	600,000	-	(600,000)
Fees & Permits		120,496	120,496	81,835	(38,661)
Project Contingency		500,000	523,000	-	(523,000)
Developer Fee		200,000	200,000	200,000	-
Pre Opening Services Fee		200,000	200,000	200,000	-
****Soft Cost		620,448	642,476	1,300,698	658,222
Total Development Costs		11,593,557	12,232,475	12,496,463	263,988
****Soft Costs:					
Appraisal		5,500	5,500	6,200	700
Legal Costs		65,000	65,000	58,834	(6,166)
Site Pursuit Costs		-	-	18,169	18,169
Closing Costs and Loan Fees		122,680	127,380	163,350	35,970
Financing and Capital Costs		358,718	376,046	940,956	564,910
Bank Inspections		20,000	20,000	10,000	(10,000)
Property Tax		21,300	21,300	90,000	68,700
Commission		7,250	7,250	7,250	-
Travel & Misc		20,000	20,000	5,939	(14,061)
		620,448	642,476	1,300,698	658,222
Adjusted Monthly Rent		84,536	89,195	**91,120**	1,925
Annual Rent	8.75%	1,014,436	1,070,342	**1,093,441**	23,099

[signature]
CFO 3-12-18

THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE (the "**Third Amendment**") is made as of the __day of May 2018, by and between MC-Simpsonville, SC-1-UT, LLC ("Landlord") and MCA Simpsonville Operating Company, LLC ("Tenant").

WITNESSETH

WHEREAS, Landlord and Tenant entered into a Lease ("**Lease**") dated, February 3, 2016, as amended by the First Amendment to Lease dated October 10, 2017 and by the Second Amendment to Lease dated March 12, 2018 for the leasing of certain premises located at 645 Scuffletown Road in Simpsonville, SC; and

WHEREAS, the Landlord and Tenant desire to extend the Rent Commencement Date to June 1, 2018 and revise the Base Rent to include 9.5% of Landlord's additional financing costs relating to such extension; and

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the benefits to each party resulting herefrom and for other valuable consideration, the receipt and sufficiency of which are irrevocably and unconditionally hereby acknowledged, the parties hereto, intending to be fully legally bound, agree as follows:

1. The **Rent Commencement Date** shall be June 1, 2018.

2. Subsection 3(a) of the Lease is hereby revised to read as follows:

   (a) Beginning on the Rent Commencement Date, Tenant agrees to pay to Landlord, without notice or demand as initial annual Base Rent, an amount equal to One Million One Hundred Two Thousand Four Hundred Thirty-one Dollars ($1,102,431.00), as adjusted in accordance with the provisions of subsection (b) below, payable in advance, in equal monthly installments of Ninety-one Thousand Eight Hundred Sixty-nine Dollars ($91,869.00) which shall be due on the first of each month and past due if not paid by the 15th of the month. Beginning on the first anniversary of the Rent Commencement Date and on each anniversary thereafter the Base Rent shall increase by two percent (2%) during the Initial Term and each exercised Renewal Term.

3. Subsection 3(e) of the Lease is hereby revised to read as follows:

   (e) If Landlord does not receive any payment of Rent or additional rent on or before the fifteenth (15th) day following the day it is due, then Tenant shall pay a late fee ("**Late Fee**") equal to five percent (5%) of the amount overdue, to compensate Landlord for the loss of the use of the amount not paid and the administrative costs caused by the delinquency. Interest shall accrue on all past due sums at the lesser

of: (a) the highest rate allowed by law or (b) an interest rate equal to the Prime Rate as published in The Wall Street Journal from time to time plus five percent (5%) (the "**Interest Rate**"), from the due date until paid; provided that interest shall not be assessed on any Late Fee.

4. All obligations of the parties to be performed or complied with through and including the date of this Third Amendment have been fully performed or complied with, and there exists no default or condition, state of facts, or event that, with the passing of time or the giving of notice, or both, would constitute a default by either party in the performance of its obligations under the Lease.

5. All of the terms, covenants and conditions of the Lease not modified herein, remain in full force and effect, and shall become a part of this extension.

6. This Third Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Landlord and Tenant have executed this Third Amendment to Lease on the day and year first written above.

LANDLORD:

MC-Simpsonville, SC-1-UT, LLC
By: Embree Asset Group, Inc., Member

By: ____________________
Name: ____________________
Title: ____________________

TENANT:

MCA Simpsonville Operating Company, LLC

By: [signature]
Name: B.J. Parrish
Title: Board Member

THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE (the "**Third Amendment**") is made as of the __day of May 2018, by and between MC-Simpsonville, SC-1-UT, LLC ("Landlord") and MCA Simpsonville Operating Company, LLC ("Tenant").

WITNESSETH

WHEREAS, Landlord and Tenant entered into a Lease ("**Lease**") dated, February 3, 2016, as amended by the First Amendment to Lease dated October 10, 2017 and by the Second Amendment to Lease dated March 12, 2018 for the leasing of certain premises located at 645 Scuffletown Road in Simpsonville, SC; and

WHEREAS, the Landlord and Tenant desire to extend the Rent Commencement Date to June 1, 2018 and revise the Base Rent to include 9.5% of Landlord's additional financing costs relating to such extension; and

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the benefits to each party resulting herefrom and for other valuable consideration, the receipt and sufficiency of which are irrevocably and unconditionally hereby acknowledged, the parties hereto, intending to be fully legally bound, agree as follows:

1. The **Rent Commencement Date** shall be June 1, 2018.

2. Subsection 3(a) of the Lease is hereby revised to read as follows:

   (a) Beginning on the Rent Commencement Date, Tenant agrees to pay to Landlord, without notice or demand as initial annual Base Rent, an amount equal to One Million One Hundred Two Thousand Four Hundred Thirty-one Dollars ($1,102,431.00), as adjusted in accordance with the provisions of subsection (b) below, payable in advance, in equal monthly installments of Ninety-one Thousand Eight Hundred Sixty-nine Dollars ($91,869.00) which shall be due on the first of each month and past due if not paid by the 15th of the month. Beginning on the first anniversary of the Rent Commencement Date and on each anniversary thereafter the Base Rent shall increase by two percent (2%) during the Initial Term and each exercised Renewal Term.

3. Subsection 3(e) of the Lease is hereby revised to read as follows:

   (e) If Landlord does not receive any payment of Rent or additional rent on or before the fifteenth (15th) day following the day it is due, then Tenant shall pay a late fee ("**Late Fee**") equal to five percent (5%) of the amount overdue, to compensate Landlord for the loss of the use of the amount not paid and the administrative costs caused by the delinquency. Interest shall accrue on all past due sums at the lesser

of: (a) the highest rate allowed by law or (b) an interest rate equal to the Prime Rate as published in The Wall Street Journal from time to time plus five percent (5%) (the "**Interest Rate**"), from the due date until paid; provided that interest shall not be assessed on any Late Fee.

4. All obligations of the parties to be performed or complied with through and including the date of this Third Amendment have been fully performed or complied with, and there exists no default or condition, state of facts, or event that, with the passing of time or the giving of notice, or both, would constitute a default by either party in the performance of its obligations under the Lease.

5. All of the terms, covenants and conditions of the Lease not modified herein, remain in full force and effect, and shall become a part of this extension.

6. This Third Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Landlord and Tenant have executed this Third Amendment to Lease on the day and year first written above.

LANDLORD:

MC-Simpsonville, SC-I-UT, LLC
By: Embree Asset Group, Inc., Member

By: ______________________
Name: ______________________
Title: ______________________

TENANT:

MCA Simpsonville Operating Company, LLC

By: [signature]
Name: DB.J. Parrish
Title: Board Member